   As filed with the Securities and Exchange Commission on October 24, 2001
                                                           Registration No. 333-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------

                             Wachovia Corporation
                  (Formerly known as First Union Corporation)
            (Exact name of registrant as specified in its charter)

               North Carolina                      56-0898180
       (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)          Identification No.)

                            One First Union Center
                     Charlotte, North Carolina 28288-0013
                                (704) 374-6565
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               -----------------
                             Mark C. Treanor, Esq.
            Executive Vice President, Secretary and General Counsel
                             Wachovia Corporation
                            One First Union Center
                     Charlotte, North Carolina 28288-0013
                                (704) 374-6828
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------
                                   Copy to:
                             Mark J. Menting, Esq.
                              Sullivan & Cromwell
                               125 Broad Street
                         New York, New York 10004-2498
                                (212) 558-4859

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in the light of market and other conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                        Proposed       Proposed
                                        Amount to be    Maximum        Maximum      Amount of
   Title of Each Class of Securities     Registered  Offering Price   Aggregate    Registration
           to be Registered                (1)(2)       Per Unit    Offering Price  Fee(1)(2)
------------------------------------------------------------------------------------------------
Debt Securities of Wachovia Corporation      $0                                         $0
Total..................................      $0
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)This Registration Statement pertains to offers and sales of previously registered debt securities assumed by Wachovia Corporation related to market-making transactions by and through First Union Securities, Inc., an indirect, wholly-owned subsidiary of the Registrant. Wachovia Corporation conducts its investment banking, institutional and capital markets business through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name "Wachovia Securities." Any reference to "Wachovia Securities" is not intended to be a reference to Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc., which is not participating in the market-making transactions. Because registration fees with respect to these debt securities were paid previously in connection with the registration of the initial offerings of these debt securities to the public, there is no registration fee payable with respect to this Registration Statement.
(2)Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to the registrant's debt securities that were previously registered relating to market-making transactions by and through affiliates of the registrant. The securities were registered by the registrant on a registration statement on Form S-3 under the Securities Act (File No. 333-70489). A filing fee of $100 was previously paid with such registration statement.
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.


                 SUBJECT TO COMPLETION, DATED OCTOBER 24, 2001

                             Wachovia Corporation
                   (Formerly named First Union Corporation)

                          [LOGO] First Union/Wachovia

   Wachovia Corporation (formerly named First Union Corporation) has acquired financial services institutions that have issued unsecured debt securities consisting of the senior debt securities and subordinated debt securities listed below. As a result of these acquisitions, Wachovia Corporation has assumed these debt securities as indicated below.

                             WACHOVIA CORPORATION
                            Assumed Debt Securities

Senior Debt Securities                                  Subordinated Debt Securities
----------------------                                  ----------------------------
$300,000,000 of 6.925% Senior Notes of the former       $100,000,000 of 7 7/8% Debentures of Meridian Bancorp.
  Wachovia Corporation due October 15, 2003               Inc. due July 15, 2002
$600,000,000 of 6.70% Global Senior Notes of the former $100,000,000 of 9 3/8% Notes of CoreStates Capital Corp.
  Wachovia Corporation due June 21, 2004                  due April 15, 2003
$550,000,000 of 7.45% Global Senior Notes of the former $150,000,000 of 6.80% Notes of First Fidelity
  Wachovia Corporation due July 15, 2005                  Bancorporation due June 15, 2003
$200,000,000 of 6.625% Senior Notes of the former       $200,000,000 of 5 7/8% Notes of CoreStates Capital Corp.
  Wachovia Corporation due November 15, 2006              due October 15, 2003
                                                        $175,000,000 of 6 5/8% Notes of CoreStates Capital Corp.
                                                          due March 15, 2005
                                                        $200,000,000 of 6.75% Medium-Term Notes of CoreStates
                                                          Capital Corp. due November 15, 2006
                                                        $150,000,000 of 8.15% Subordinated Notes of Central
                                                          Fidelity Banks, Inc. due November 15, 2002
                                                        $250,000,000 of 6 3/8% Subordinated Notes of the former
                                                          Wachovia Corporation due April 15, 2003
                                                        $250,000,000 of 6.80% Subordinated Notes of the former
                                                          Wachovia Corporation due June 1, 2005
                                                        $350,000,000 of 61/4% Subordinated Notes of the former
                                                          Wachovia Corporation due August 4, 2008
                                                        $400,000,000 of 5 5/8% Subordinated Notes of the former
                                                          Wachovia Corporation due December 15, 2008
                                                        $250,000,000 of 6 3/8% Subordinated Notes of the former
                                                          Wachovia Corporation due February 1, 2009
                                                        $400,000,000 of 6.150% Subordinated Notes of the former
                                                          Wachovia Corporation due March 15, 2009
                                                        $250,000,000 of 6.605% Subordinated Notes of the former
                                                          Wachovia Corporation due October 1, 2025



                               -----------------

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               -----------------

   This prospectus has been prepared in connection with offers and sales related to market-making and other transactions in the debt securities listed above and will be used by First Union Securities, Inc., an indirect, wholly-owned subsidiary of Wachovia Corporation. First Union Securities, Inc. may act as principal or agent in these transactions. The sales may be made at prices related to prevailing market rates at the time of sale or otherwise. Wachovia Corporation conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including First Union Securities, Inc.) under the trade name "Wachovia Securities." Unless otherwise stated, any reference to "Wachovia Securities" is not intended to be a reference to Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc., which is not participating in the market-making transactions.

                              WACHOVIA SECURITIES

                The date of this prospectus is October  , 2001.

                               TABLE OF CONTENTS

WACHOVIA CORPORATION....................................................................  2
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES........................................  4
GENERAL INFORMATION REGARDING THE DEBT SECURITIES.......................................  4
   Subordination of the Subordinated Debt Securities Generally..........................  5
   Book-Entry Debt Securities...........................................................  6
UNITED STATES TAXATION..................................................................  9
   United States Holders................................................................ 10
   Certain United States Federal Income Tax Consequences to United States Alien Holders. 11
DESCRIPTION OF ASSUMED SENIOR DEBT SECURITIES........................................... 15
   Legacy Wachovia Senior Notes......................................................... 15
DESCRIPTION OF ASSUMED SUBORDINATED DEBT SECURITIES..................................... 23
   CoreStates Subordinated Notes........................................................ 23
   First Fidelity Subordinated Notes.................................................... 28
   Meridian Subordinated Debentures..................................................... 34
   Legacy Wachovia Subordinated Notes................................................... 39
   Central Fidelity Subordinated Notes.................................................. 46
WHERE YOU CAN FIND MORE INFORMATION..................................................... 51
EXPERTS................................................................................. 51
PLAN OF DISTRIBUTION.................................................................... 52
VALIDITY OF SECURITIES.................................................................. 52

                             WACHOVIA CORPORATION

   Wachovia Corporation was incorporated under the laws of North Carolina in 1967. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and are supervised and regulated by the Board of Governors of the Federal Reserve System. Our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities. On September 1, 2001, the former Wachovia Corporation (which we refer to as "Legacy Wachovia") merged with and into First Union Corporation, and First Union Corporation changed its name to "Wachovia Corporation". As used in this prospectus, the terms ''Wachovia,'' ''we,'' "our" and ''us'' refer to Wachovia Corporation, the holding company, and not the consolidated entity.

   In addition to North Carolina, Wachovia's full-service banking subsidiaries operate in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, Pennsylvania, South Carolina, Virginia and Washington, D.C. These full-service banking subsidiaries provide a wide range of commercial and retail banking and trust services. Wachovia also provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services through other subsidiaries.

   In 1985, the Supreme Court upheld regional interstate banking legislation. Since then, Wachovia has concentrated its efforts on building a large regional banking organization in what it perceives to be some of the better banking markets in the eastern United States. Since November 1985, Wachovia has completed over 90 banking-related acquisitions.

   Wachovia continually evaluates its business operations and organizational structures to ensure they are aligned closely with its goal of maximizing performance in its core business lines, Capital Management, Wealth Management, the General Bank and Corporate and Investment Banking. When consistent with our overall business strategy, we may consider the disposition of certain of our assets, branches, subsidiaries or lines of business. We continue to routinely explore acquisition opportunities, particularly in areas that would complement our core business lines, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place, and future acquisitions involving cash, debt or equity securities can be expected.

   Wachovia is a separate and distinct legal entity from its banking and other subsidiaries. Dividends received from our subsidiaries are our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

   Please refer to the Current Report on Form 8-K of Wachovia dated August 30, 2001 for the audited consolidated statements of condition of Legacy Wachovia and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and related notes and report of independent auditors thereto.

   Please refer to the Current Report on Form 8-K of Wachovia dated September 1, 2001 for (a) the unaudited consolidated statements of condition of Legacy Wachovia and subsidiaries as of June 30, 2001, December 31, 2000 and June 30, 2000, the unaudited consolidated statements of income for the three and six months ended June 30, 2001 and June 30, 2000, and the unaudited consolidated statements of shareholders' equity and cash flows for the six months ended June 30, 2001 and June 30, 2000, and the related notes thereto; and (b) First Union Corporation and Legacy Wachovia unaudited pro forma combined condensed balance sheet as of June 30, 2001, and the unaudited pro forma combined condensed statement of income for the six months ended June 30, 2001 and for the year ended December 31, 2000, and the related notes to the unaudited pro forma condensed combined financial information.

   Wachovia and its affiliates have completed numerous acquisitions of financial services institutions since 1985. These financial services institutions either have merged into Wachovia or wholly-owned subsidiaries of Wachovia. See "General Information Regarding the Debt Securities" for a brief description of the acquisitions of the entities that originally issued the debt securities covered by this prospectus.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

   The following table provides Wachovia's consolidated ratios of earnings to fixed charges:

                                                 Six Months
                                                   Ended       Year Ended December 31,
                                                  June 30,  -----------------------------
                                                    2001    2000  1999  1998  1997  1996
                                                 ---------- ----- ----- ----- ----- -----
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits..................   1.86x    1.13x 2.29x 2.13x 2.50x 2.58x
Including interest on deposits..................   1.39x    1.06x 1.62x 1.51x 1.57x 1.56x

   For purposes of computing these ratios:

   . earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle, plus income taxes and fixed charges;

   . fixed charges, excluding interest on deposits, represent interest
     (including capitalized interest), one-third of rents and all amortization of debt issuance costs; and

   . fixed charges, including interest on deposits, represent all interest
     (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

   One-third of rents is used because it is the proportion deemed representative of the interest factor.

               GENERAL INFORMATION REGARDING THE DEBT SECURITIES

   The debt securities covered by this prospectus were issued by financial services institutions which were subsequently acquired by Wachovia.

   . Wachovia acquired First Fidelity Bancorporation on January 1, 1996, by merging First Fidelity into a wholly-owned subsidiary of Wachovia. On February 26, 1998, this subsidiary merged into Wachovia.

   . Wachovia acquired CoreStates Financial Corp. on April 28, 1998, by merging
     CoreStates into Wachovia. CoreStates Capital Corp. became a wholly-owned subsidiary of Wachovia as a result of the CoreStates acquisition, and merged into Wachovia on May 15, 1998.

   . CoreStates had previously acquired Meridian Bancorp, Inc. on April 9,
     1996, by merging Meridian into CoreStates.

   . Wachovia acquired The Money Store, Inc. on June 30, 1998, by merging a wholly-owned subsidiary of First Union Bank into The Money Store.

   . Wachovia acquired Legacy Wachovia on September 1, 2001, by merging Legacy
     Wachovia into Wachovia.

   As a result of these mergers, Wachovia is responsible for the obligations of First Fidelity Bancorporation, CoreStates, CoreStates Capital Corp., Meridian Bancorp. Inc. and Legacy Wachovia with respect to their debt securities.

   The debt securities covered by this prospectus are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

   The debt securities covered by this prospectus have been issued under various indentures between the issuers and the trustees named in this prospectus. A copy of each indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. As used in this prospectus, the term "issuer" refers to Wachovia.

   The descriptions of the debt securities and the indentures in this prospectus are only summaries. These descriptions are not complete and are qualified by reference to the indentures, including the definitions of certain terms used in this prospectus. Section references in this prospectus refer to sections of the applicable indenture.

   None of the indentures limits the amount of debt securities or of any particular series of debt securities which may be issued under that indenture and each provides that debt securities issued under such indenture may be issued from time to time in one or more series. None of the indentures limits the amount of other debt that may be issued by the issuers or contains financial or similar restrictive covenants relating to the issuers. The issuers expect to incur additional indebtedness.

   Wachovia is a legal entity separate and distinct from its subsidiaries. Therefore, the rights of Wachovia to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary, except to the extent that Wachovia itself may be recognized as a creditor of that subsidiary. The ability of holders of debt securities to benefit indirectly from any such distribution may therefore be limited. Claims on Wachovia's subsidiary banks by other creditors include indebtedness and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

   Except as otherwise specified in this prospectus, none of the debt securities are:

   . redeemable prior to maturity;

   . subject to repayment at the option of the holders prior to maturity; or

   . entitled to the benefit of any sinking fund.

   Wachovia or its affiliates may at any time repurchase the debt securities at any price, in the open market or otherwise. Debt securities purchased by Wachovia may be held, resold or surrendered to the applicable trustee for cancellation.

   Except as otherwise specified in this prospectus, interest on the debt securities is computed on the basis of a 360-day year of twelve 30-day months.

Subordination of the Subordinated Debt Securities Generally

   The obligations of the issuers to pay the principal of and interest on any subordinated debt securities covered by this prospectus are subordinate and junior in right of payment to all "Senior Indebtedness" of Wachovia, as defined in each subordinated indenture. A description of the subordination provisions of each particular series of subordinated debt securities, and of the definition of Senior Indebtedness with respect to that series, is included below under "Description of Assumed Subordinated Debt Securities".

   Under the circumstances described below, holders of all Senior Indebtedness, as defined in each applicable indenture, will first be entitled to receive payment in full of all amounts due or to become due before the holders of subordinated debt securities will be entitled to receive any payment. These circumstances include:

   . any payment or distribution of assets to creditors upon liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of an issuer, and

   . acceleration of the maturity of any subordinated debt securities.

   As a result of this subordination in favor of the holders of Senior Indebtedness, creditors of an issuer who are not holders of Senior Indebtedness or holders of the subordinated debt securities may recover less, proportionally, than the holders of Senior Indebtedness and may recover more, proportionally, than the holders of the subordinated debt securities. Creditors of an issuer other than holders of Senior Indebtedness, as defined in each subordinated indenture, are not entitled to the benefits of the subordination provisions of that subordinated indenture. As a result of the differing definitions of Senior Indebtedness in the various subordinated indentures, obligations of an issuer may be considered Senior Indebtedness with respect to some subordinated debt securities and not with respect to others. Therefore, some creditors of an issuer may recover more or less, proportionally, than other creditors.

   None of the subordinated indentures limits the amount of additional Senior Indebtedness that may be issued or other obligations that may be incurred by the issuer. Wachovia currently has an effective shelf registration statement under which it may issue debt securities that are senior to the subordinated debt securities. Wachovia expects to issue additional indebtedness and incur other obligations, some of which may constitute Senior Indebtedness under the subordinated indentures.

Book-Entry Debt Securities

   Except as otherwise specified in this prospectus with respect to any series of notes, each series of the notes will be represented by one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company (the "DTC") and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors in the Legacy Wachovia 6.70% Global Senior Notes due June 21, 2004 and the Legacy Wachovia 7.45% Global Senior Notes due July 15, 2005 may elect to hold interests in the registered global securities held by DTC through Clearstream Banking AG ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear operator"), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for the Euroclear operator (in such capacities, the "U.S. depositaries"). The discussion under "--Clearstream and Euroclear Clearance and Settlement Procedures" applies only to the Legacy Wachovia 6.70% Global Senior Notes due June 21, 2004 and the Legacy Wachovia 7.45% Global Senior Notes due July 15, 2005.

   No person that acquires a beneficial interest in the notes will be entitled to receive a certificate representing that person's interest in the notes except as described in this prospectus. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form shall refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders shall refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes.

   DTC has informed Wachovia that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, and clearing corporations and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

   Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. Ownership of book-entry debt securities by participants is evidenced only by records maintained by DTC or its nominee. Ownership of book-entry debt securities by persons that hold interests through participants will be evidenced only by records maintained by such participant. Transfers of such ownership interests will be effected only through records maintained by DTC or its nominee or the participants, as applicable. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may limit the ability to transfer book-entry debt securities.

   Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of notes among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial note owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

   Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Wachovia designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Payments by participants to owners of book-entry debt securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". These payments will be the responsibility of the participants.

   Because DTC can act only on behalf of

   . participants, who in turn act only on behalf of participants or indirect participants and

   . certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

   Holders of notes held in book-entry form will not be recognized by the relevant trustee or depositary as registered holders of the notes entitled to the benefits of the applicable indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

   A global security will be exchangeable for the relevant definitive notes registered in the names of persons other than DTC or its nominee only if

   . DTC notifies Wachovia that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

   . Wachovia executes and delivers to the relevant trustee an order complying with the requirements of the relevant indenture that this global security shall be so exchangeable; or

   . (except with respect to the debt securities originally issued by Meridian) there has occurred and is continuing an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to the note.

Any global security that is exchangeable under the preceding sentence will be exchangeable for notes registered in such names as DTC directs.

   Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive notes. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the relevant trustee will reissue the notes as definitive notes, and then will recognize the holders of such definitive notes as registered holders of notes entitled to the benefits of the relevant indenture.

   Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary Wachovia appoints. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any notes unless the beneficial interest is in an amount equal to an authorized denomination for these notes.

   Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

   None of Wachovia, the relevant trustee, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

   Clearstream and the Euroclear operator have informed Wachovia that Clearstream and the Euroclear operator each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and the Euroclear operator provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and the Euroclear operator also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and the Euroclear operator have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

   Clearstream and the Euroclear operator customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and the Euroclear operator is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

  Clearstream and Euroclear Clearance and Settlement

   Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

   Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

   Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

                            UNITED STATES TAXATION

   This section describes the material United States federal income tax consequences of owning the debt securities covered by this prospectus. It is the opinion of Sullivan & Cromwell, counsel to Wachovia. It applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

   . a dealer in securities or currencies,

   . a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

   . a bank,

   . a life insurance company,

   . a tax-exempt organization,

   . a person that owns notes that are a hedge of or that are hedged against interest rate risks,

   . a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

   . a person whose functional currency for tax purposes is not the U.S.
     dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

  Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

   This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

   . a citizen or resident of the United States,

   . a domestic corporation,

   . an estate whose income is subject to United States federal income tax regardless of its source, or

   . a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to "--Certain United States Federal Income Tax Consequences to United States Alien Holders" below.

  Payments of Interest

   You will be taxed on any interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. In addition, if you acquire your note at a price other than the initial offering price, the rules relating to market discount or amortizable bond premium may also apply to your note.

  Market Discount

   You will be treated as if you purchased your note at a market discount, and your note will be a market discount note if the difference between the note's stated redemption price at maturity, and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note's stated redemption price at maturity multiplied by the number of complete years to the note's maturity.

   If your note's stated redemption price at maturity, exceeds the price you paid for the note by less than 1/4 of 1 percent multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

   You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

   You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

  Notes Purchased at a Premium

   If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

  Purchase, Sale and Retirement of the Notes

   Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

   . adding any market discount and de minimis market discount previously included in income with respect to your note, and then

   . subtracting any amortizable bond premium applied to reduce interest on your note.

   You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note.

   You will recognize capital gain or loss when you sell or retire your note, except to the extent:

   . described above under "--Market Discount",

   . attributable to accrued but unpaid interest.

   Capital gain of a noncorporate United States holder is generally taxed more favorable rates where the property is held more than one year.

  Backup Withholding and Information Reporting

   In general, if you are a noncorporate United States holder, we are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Certain United States Federal Income Tax Consequences to United States Alien Holders

   The following summarizes certain United States federal income tax consequences of the ownership of notes described in this prospectus to United States alien holders. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

   . a nonresident alien individual,

   . a foreign corporation,

   . a foreign partnership, or

   . an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

   Except where noted, this summary deals only with notes held as capital assets and does not deal with special situations (including if you are a "controlled foreign corporation", "passive foreign investment company" or "foreign personal holding company").

   The discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

   If you are considering the purchase of the notes described in this prospectus, you should consult your own tax advisors concerning the tax consequences to you in light of your particular situation.

  U.S. Federal Withholding Tax

   Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a non-United States holder of a note:

   . we, and other U.S. payors generally, will not be required to deduct United
     States withholding tax from payments of principal, premium, if any, and interest, to you if, in the case of payments of interest:

    1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Wachovia entitled to vote,

    2. you are not a controlled foreign corporation that is related to Wachovia through stock ownership, and

    3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

       a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

       b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

       c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

           i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

           ii.a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

          iii.a U.S. branch of a non-United States bank or of a non-United
              States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

       d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

           i. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

           ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

       e. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations;

   . no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

   U.S. Federal Estate Tax

   A note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

   . the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Wachovia entitled to vote at the time of death and

   . the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

   U.S. Federal Income Tax

   If you are engaged in a trade or business in the United States and interest on the notes described in this prospectus is effectively connected with the conduct of that trade or business (although exempt from the 30% withholding tax), you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on notes as described in this prospectus will be included in earnings and profits.

   Any gain realized by you on the disposition of the notes as described in this prospectus generally will not be subject to U.S. federal income or withholding tax unless:

    (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by you; or

    (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  Information Reporting and Backup Withholding

   In general, if you are a non-United States person, payments of principal, premium or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "U.S. Federal Withholding Tax" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

   . the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

     . an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

     . other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

   . you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

   In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

   . the proceeds are transferred to an account maintained by you in the United
     States,

   . the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

   . the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

   In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

   . a United States person,

   . a controlled foreign corporation for United States tax purposes,

   . a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

   . a foreign partnership, if at any time during its tax year:

   . one or more of its partners are "U.S. persons", as defined in U.S.
     Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

   . such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

                 DESCRIPTION OF ASSUMED SENIOR DEBT SECURITIES

   The following descriptions of the terms of the particular series of senior debt securities are only summaries. These descriptions are not complete and are qualified in their entirety by reference to the applicable indentures and the applicable series of senior debt securities.

                Securities                 Issue Date       Interest Payment Dates  Regular Record Dates
                ----------                 ----------       ----------------------  --------------------
6.925% Senior Notes of Legacy Wachovia due
October 15, 2003.......................... October 13, 2000 April 15 and October 15 April 1 and October 1

6.70% Global Senior Notes of Legacy Wachovia due
June 21, 2004................................... June 21, 1999     June 21 and December 21 June 6 and December 6

7.45% Global Senior Notes of Legacy Wachovia due
July 15, 2005................................... July 13, 2000     January 15 and June 15  January 1 and June 1

6.625% Senior Notes of Legacy Wachovia due
November 15, 2006............................... November 15, 1996 November 15 and May 15  November 1 and May 1

Legacy Wachovia Senior Notes

  Legacy Wachovia 6.925% Senior Notes

   The Legacy Wachovia 6.925% Senior Notes due October 15, 2003, were issued on October 13, 2000 and will mature on October 15, 2003. The Legacy Wachovia 6.925% Senior Notes are limited to $300 million aggregate principal amount.

   The Legacy Wachovia 6.925% Senior Notes bear interest at the rate of 6.925% per year payable semiannually on April 15 and October 15 of each year to the registered holder at the close of business on the preceding April 1 or October 1.

  Legacy Wachovia 6.70% Global Senior Notes

   The Legacy Wachovia 6.70% Global Senior Notes due June 21, 2004 were issued on June 21, 1999 and will mature on June 21, 2004. The Legacy Wachovia 6.70% Global Senior Notes are limited to $600 million aggregate principal amount.

   The Legacy Wachovia 6.70% Global Senior Notes bear interest at a rate of 6.70% per year, payable semiannually on June 21 and December 21 of each year to the registered holders at the close of business on the preceding June 6 or December 6.

  Legacy Wachovia 7.45% Global Senior Notes

   The Legacy Wachovia 7.45% Global Senior Notes due July 15, 2005 were issued on July 13, 2000 and will mature on July 15, 2005. The Legacy Wachovia 7.45% Global Senior Notes are limited to $550 million aggregate principal amount.

   The Legacy Wachovia 7.45% Global Senior Notes bear interest at a rate of 7.45% per year, payable semiannually on January 15 and June 15 of each year to the registered holders at the close of business on the preceding January 1 or June 1.

  Legacy Wachovia 6.625% Senior Notes

   The Legacy Wachovia 6.625% Senior Notes due November 15, 2006, were issued on November 15, 1996 and will mature on November 15, 2006. The Legacy Wachovia 6.625% Senior Notes are limited to $200 million aggregate principal amount.

   The Legacy Wachovia 6.625% Senior Notes bear interest at the rate of 6.625% per year payable semiannually on November 15 and May 15 of each year to the registered holder at the close of business on the preceding May 1 or November 1.

   The 6.925% Senior Notes and the 6.625% Senior Notes are not redeemable before maturity. The 6.70% Global Senior Notes and the 7.45% Global Senior Notes are not redeemable before maturity, except under the circumstances described in "--Redemption for Tax Reasons" below.

  Certain Provisions Applicable to the Legacy Wachovia 6.70% Global Senior Notes and the Legacy Wachovia 7.45% Global Senior Notes

   The following discussions under the headings "--Redemption for Tax Reasons" and "--Payment of Additional Amounts" are applicable only to the 6.70% Global Senior Notes and the 7.45% Global Senior Notes (together, the "Legacy Wachovia redeemable senior notes").

  Redemption for Tax Reasons

   If (1) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, the official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective with respect to the 6.70% Global Senior Notes, on or after the June 15, 1999, and with respect to the 7.45% Global Senior Notes, on or after July 6, 2000, Wachovia becomes or will become obligated to pay additional amounts as described under the heading "--Payment of Additional Amounts" below, or (2) any act is taken by a taxing authority of the United States with respect to the 6.70% Global Senior Notes, on or after June 15, 1999, and with respect to the 7.45% Global Senior Notes, on or after July 6, 2000, whether or not such act is taken with respect to Wachovia or any affiliate, that results in a substantial probability that Wachovia will or may be required to pay such additional amounts, then Wachovia may, at its option, redeem the Legacy Wachovia redeemable senior notes, in whole but not in part, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Legacy Wachovia redeemable senior notes, together with interest accrued but unpaid thereon to the date fixed for redemption; provided that Wachovia determines, in its reasonable business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Legacy Wachovia redeemable senior notes. No redemption pursuant to (2) above may be made unless Wachovia has received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described under the heading "--Payment of Additional Amounts" below and Wachovia has delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Wachovia is entitled to redeem the Legacy Wachovia redeemable senior notes pursuant to their terms.

  Payment of Additional Amounts

   Wachovia or any successor corporation will, subject to the exceptions and limitations set forth below, pay as additional interest on the Legacy Wachovia redeemable senior notes debt securities such additional amounts as are necessary in order that the net payment by Wachovia or any successor corporation or a paying agent of the principal of and interest on the Legacy Wachovia redeemable senior notes to a holder who is not (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust elects under United States Treasury Regulations to be treated as a U.S. person, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the Legacy Wachovia redeemable senior notes is made by Wachovia or any successor corporation or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax, or any other jurisdiction in which Wachovia or any successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, will not be less than the amount provided in the Legacy Wachovia redeemable senior notes then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

    (1)to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

     . being or having been present or engaged in trade or business in the United States or having had a permanent establishment in the United States.

     . having a current or former relationship with the United States as a citizen or resident thereof;

     . being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

     . being or having been a "10-percent shareholder" of Wachovia as defined in Section 871(h)(3) of the Code, or any successor provision;

    (2)to any holder that is not the sole beneficial owner of the Legacy Wachovia redeemable senior notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

    (3)to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Legacy Wachovia redeemable Senior Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to the exemption from, or reduction of, such tax, assessment or other governmental charge;

    (4)to a tax, assessment or governmental charge that is imposed otherwise than by withholding by Wachovia or a paying agent from the payment;

    (5)to a tax, assessment or governmental charge that is imposed or withheld solely by reason of change in law, regulation, or administrative or judicial interpretation that becomes effective more than 30 days after the payment becomes due or is duly provided for, whichever occurs later;

    (6)to an estate, inheritance, gift, excise, transfer, wealth or personal property tax or a similar, tax or a similar tax, assessment or governmental charge;

    (7)to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Wachovia Legacy redeemable senior note, if such payment can be made without such withholding by any other paying agent; or

    (8)in the case of any combination of items (1), (2), (3), (4), (5), (6) or
       (7) above.

   Notwithstanding the above, Wachovia or any successor corporation will pay any present or future stamp, court or documentary taxes or any excise taxes or property taxes, charges or similar levies which arise from the execution, delivery or registration of the Legacy Wachovia redeemable senior notes or any other document or instrument relating thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than any jurisdiction from or through which payment on the Legacy Wachovia redeemable senior notes is made by Wachovia or any successor corporation or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax or any other jurisdiction in which Wachovia or any successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax.

   The Legacy Wachovia redeemable senior notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "--Payment of Additional Amounts", Wachovia will not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

  Legacy Wachovia Senior Indenture

   The Legacy Wachovia senior notes were issued under a senior indenture dated as of August 15, 1996 (the "Wachovia senior indenture") between Legacy Wachovia and The Chase Manhattan Bank, as senior trustee. Wachovia, Legacy Wachovia and The Chase Manhattan Bank entered into a First Supplemental Indenture, dated as of August 31, 2001, evidencing the succession of Wachovia to Legacy Wachovia and the assumption by Wachovia of all obligations and covenants under the Legacy Wachovia senior indenture and the Legacy Wachovia senior notes.

   The following is a description of the terms of the Legacy Wachovia senior indenture.

   Satisfaction and Discharge. Upon the direction of Wachovia, the Legacy Wachovia senior indenture will no longer be of any effect, except as to certain surviving rights, such as (1) registration of transfer, substitution and exchange of the securities issued under the Legacy Wachovia senior indenture
(2) rights of holders of securities issued under the Legacy Wachovia senior indenture to receive payments of principal of, premium, if any, and interest on the such securities, and other rights, duties and obligations of the holders as beneficiaries with respect to the amounts, if any, deposited with the trustee, and (3) the rights, obligations and immunities of the trustee when:

   . either (a) all debt securities issued under the Legacy Wachovia senior indenture are delivered to the trustee for cancellation, or money is deposited in trust or segregated and held in trust by Wachovia, as provided in the Legacy Wachovia senior indenture, or (b) all debt securities issued under the Legacy Wachovia senior indenture that have not been delivered to the trustee for cancellation become due and payable, will become due and payable at their maturity within one year, or if redeemable at the option of Wachovia, will be called for redemption within one year, and in each case under (b), Wachovia has deposited with the trustee as trust funds in trust for such purpose, money or obligations of, or obligations guaranteed by, the United States of America, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities;

   . Wachovia pays all other sums payable by it under the Legacy Wachovia senior indenture; and

   . Wachovia delivers to the trustee an officers' certificate and opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with.

   The trustee will execute proper instruments acknowledging satisfaction and discharge of the Legacy Wachovia senior indenture. (Section 401).

   Restrictive Covenants. The Legacy Wachovia senior indenture contains a covenant that Wachovia will not, directly or indirectly,

   . sell or permit to be issued any shares of capital stock of a Principal
     Subsidiary Bank (other than directors' qualifying shares) or any shares of capital stock of a Principal Subsidiary or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares issuable upon conversion or exercise of rights into that capital stock, Wachovia will own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of that Principal Subsidiary or Principal Subsidiary Bank, or

   . pay any dividend or make any other distribution in capital stock of a Principal Subsidiary Bank or of any Principal Subsidiary, unless the Principal Subsidiary Bank or Principal Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal of and any premium and interest on the securities issued under the Legacy Wachovia senior indenture. (Section 1005).

   The term "Principal Subsidiary" or "Principal Subsidiary Bank" means any subsidiary or subsidiary bank, the consolidated assets of which constitute 10% or more of the assets of Wachovia and, in the case of a Principal Subsidiary, owns shares of a Principal Subsidiary Bank. (Section 101). At the date of this prospectus, Wachovia Bank N.A. and First Union Bank N.A. both are subsidiary banks which are Principal Subsidiary Banks. There is no restriction in the Wachovia senior indenture on the ability of a Principal Subsidiary Bank to sell assets.

   The Legacy Wachovia senior indenture also prohibits Wachovia from creating, assuming, incurring or suffering to exist any mortgage, pledge, encumbrance or lien or charge of any kind on the capital stock of a Principal Subsidiary Bank (other than directors' qualifying shares) or the capital stock of a Principal Subsidiary, except that the senior indenture permits:

   . liens for taxes that are not due, are payable without penalty or are being contested in good faith by appropriate proceedings, and

   . liens resulting from any judgment that has not remained undischarged or unstayed for more than 60 days. (Section 1006).

   Events of Default. The Legacy Wachovia senior indenture defines an "Event of Default" with respect to any series of Legacy Wachovia senior notes as any one of the following events (whatever the reason and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental entity):

   . failure, for 30 days, to pay any interest on any security of that series when due and payable;

   . failure to pay principal of or any premium on any security of that series when due;

   . failure to deposit any sinking fund payment, when due, in respect of any security of that series;

   . failure, for 60 days after written notice, to perform any other covenants or warranties of Wachovia (other than a covenant included in the Legacy Wachovia senior indenture solely for the benefit of a series of securities under it other than that series);

   . the entry of a decree or order for relief in respect of Wachovia by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of that decree or order unstayed and in effect for 60 consecutive days;

   . the commencement by Wachovia of a voluntary case under Federal or state bankruptcy laws or the consent by Wachovia to the entry of a decree or order for relief in an involuntary case under such laws;

   . failure to pay when due or acceleration of securities or any other indebtedness for borrowed money, in an aggregate principal amount more than $50,000,000, of Wachovia, a Principal Subsidiary or a Principal Subsidiary Bank under the terms of the instrument or instruments under which the indebtedness is issued or secured, unless the acceleration is annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 10 days after written notice; and

   . any other Event of Default provided with respect to securities of that series. (Section 501).

   Acceleration. If an Event of Default with respect to the Legacy Wachovia senior notes of any series issued under the Legacy Wachovia senior indenture at the time outstanding occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes of that series may declare the principal amount of all securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to Legacy Wachovia senior notes of any series issued under the Legacy Wachovia senior indenture has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding notes of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502).

   General. If there is a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the Legacy Wachovia senior notes or the Legacy Wachovia senior indenture, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of that principal, premium, if any, or interest, if any, or to obtain the performance of that covenant or agreement or any other proper remedy. (Section 503). Under certain circumstances, the trustee may withhold notice of a default to the holders of the Legacy Wachovia senior notes if the trustee in good faith determines that the withholding of that notice is in the best interest of the holders of notes, and the trustee will withhold the notice for certain defaults for a period of 30 days. (Section 602).

   The Legacy Wachovia senior indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee does not have to exercise any of its rights or powers under the Legacy Wachovia senior indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable security or indemnity. (Section 603). Subject to the above sentence and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding Legacy Wachovia senior notes of any series issued under the Legacy Wachovia senior indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series. (Section 512).

   We are required to furnish to the trustee annually a statement as to the performance by us of certain of our obligations under the senior indenture and as to any default in such performance. (Section 1007).

   Modification and Waiver. Wachovia and the trustee may modify and amend the senior indenture with the consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding securities of each series issued under the senior indenture and affected by the modification or amendment, but no such modification or amendment may, without the consent of the holders of each outstanding security of the series affected by the modification or amendment,

   . change the maturity date of the principal of, or any installment of principal of or interest on, any security of that series;

   . reduce the principal amount of or premium, if any, or interest on, any security of any series;

   . impair the right to institute suit for the enforcement of any payment on any security of such series on or after its maturity date (or, in the case of redemption, on or after the redemption date);

   . reduce the percentage in principal amount of outstanding securities of any series, the consent of whose holders is required for modification or amendment of the senior indenture or for waiver of compliance with certain provisions of the senior indenture or for waiver of certain defaults. (Section 902).

   The holders of at least a 66 2/3% in aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive compliance by Wachovia with certain restrictive provisions of the senior indenture. (Section 1008). The holders of a majority in aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive any past default under the senior indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants. (Section 513).

   Consolidation, Merger and Sale of Assets. Under the senior indenture, Wachovia may not consolidate with or merge into any other corporation or sell, convey, exchange, transfer or lease its properties and assets substantially as an entirety to any person, unless

   . any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction;

   . any such successor or purchaser expressly assumes Wachovia's obligations on the securities and under the senior indenture;

   . immediately after the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, occurs and continues; and

   . certain other conditions are met. (Section 801).

   Control by Holders. The holders of a majority in principal amount of the outstanding securities of any series issued under the senior indenture have the right to direct the time, method and place of conducting any proceeding or power conferred on the trustee with respect to the securities of that series, as long as any direction is not in conflict with any rule of law or the senior indenture. The trustee may take any other action it deems proper which is not inconsistent with the direction. (Section 512).

   No holder of any Legacy Wachovia senior notes of any series issued under the Legacy Wachovia senior indenture may institute any proceeding with respect to that indenture, or for the appointment of a receiver or trustee or for any remedy relating to that appointment, unless

   . those holders have given to the trustee written notice of a continuing
     Event of Default;

   . the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such a proceeding as trustee;

   . the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with the written request; and

   . the trustee has failed to institute the proceeding within 60 days.
     (Section 507).

   The above limitations do not apply to a suit instituted by a holder of a Legacy Wachovia senior note for enforcement of payment of the principal of and premium, if any, or interest on the Legacy Wachovia senior note on or after the respective due dates described in the note. (Section 508).

   Reports by Wachovia. Within 120 days after the end of each fiscal year, Wachovia must deliver to the trustees a certificate as to Wachovia's compliance with all conditions and covenants under the Legacy Wachovia senior indenture. Within ten business days of Wachovia's becoming aware of any default or event of default, Wachovia must deliver to the trustees written notice of the occurrence of the default or event of default, unless it has been cured within the ten-day period. (Section 1005).

   The Trustee. The Chase Manhattan Bank serves as the senior trustee under the Legacy Wachovia senior indenture. The Chase Manhattan Bank maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business. The Legacy Wachovia senior indenture provides for indemnification of Chase Manhattan Bank by Wachovia under certain circumstances.

              DESCRIPTION OF ASSUMED SUBORDINATED DEBT SECURITIES

   The following descriptions of the terms of the particular series of subordinated debt securities are only summaries. These descriptions are not complete and are qualified in their entirety by reference to the applicable indentures and the applicable series of subordinated debt securities. Unless provided otherwise in this prospectus, the assumed subordinated debt securities are not redeemable prior to maturity.

                       Securities                            Issue Date      Interest Payment Dates     Regular Record Dates
                       ----------                            ----------      ----------------------     --------------------
9 3/8% Subordinated Notes of CoreStates Capital Corp. due
 April 15, 2003.......................................... April 29, 1991    April 15 and October 15   April 1 and October 1
6 5/8% Subordinated Notes of CoreStates Capital Corp. due
 March 15, 2005.......................................... March 18, 1993    March 15 and September 15 March 1 and September 1
5 7/8% Subordinated Notes of CoreStates Capital Corp. due
 October 15, 2003........................................ October 19, 1993  April 15 and October 15   April 1 and October 1
6.75% Subordinated Medium-Term Notes of CoreStates
 Capital Corp. due November 15, 2006..................... November 14, 1996 May 15 and November 15    May 1 and November 1
6.80% Subordinated Notes of First Fidelity Bancorporation
 due June 15, 2003....................................... June 14, 1993     June 15 and December 15   June 1 and December 1
7 7/8% Subordinated Debentures of Meridian Bancorp, Inc.
 due July 15, 2002....................................... July 22, 1992     January 15 and July 15    January 1 and July 1
8.15% Subordinated Notes of Central Fidelity Banks, Inc.
 due November 15, 2002................................... November 25, 1992 May 15 and November 15    May 1 and November 1
6 3/8% Subordinated Notes of Legacy Wachovia due
 April 15, 2003.......................................... April 19, 1993    April 15 and October 15   April 1 and October 1
6.80% Subordinated Notes of Legacy Wachovia due
 June 1, 2005............................................ June 8, 1995      June 1 and December 1     May 15 and November 15
61/4% Subordinated Notes of Legacy Wachovia due
 August 4, 2008.......................................... August 4, 1998    August 4 and February 4   Preceding Business Day
5 5/8% Subordinated Notes of Legacy Wachovia due
 December 15, 2008....................................... December 21, 1998 June 15 and December 15   Preceding Business Day
6 3/8% Subordinated Notes of Legacy Wachovia due
 February 1, 2009........................................ January 19, 1994  February 1 and August 1   January 15 and July 15
6.150% Subordinated Notes of Legacy Wachovia due
 March 15, 2009.......................................... March 15, 1999    September 15 and March 15 Preceding Business Day
6.605% Subordinated Notes of Legacy Wachovia due
 October 1, 2025......................................... October 5, 1995   May 1 and October 1       April 15 and September 15

CoreStates Subordinated Notes

   Wachovia acquired CoreStates Financial Corp. on April 28, 1998 through a merger of CoreStates into Wachovia. On May 15, 1998, CoreStates Capital Corp., a wholly-owned subsidiary, merged into Wachovia.

   The CoreStates subordinated notes were issued under a Subordinated Indenture, dated December 1, 1990, between CoreStates, CoreStates Capital, and Bank One, Columbus, N.A., as Subordinated Notes Trustee. The CoreStates 6.75% Subordinated Medium-Term Notes were issued under the CoreStates subordinated indenture, as supplemented on March 1, 1993, and again on August 1, 1994, among CoreStates, CoreStates Capital, the CoreStates Subordinated Notes Trustee and Citibank, N.A., as Subordinated MTN Trustee. CoreStates Capital, CoreStates Financial Corporation, First Union Corporation, Bank One, N.A., as the original trustee, and Citibank, N.A., as the new trustee, entered into a Third Supplemental Indenture, dated as of April 28, 1998, evidencing the succession of First Union Corporation to CoreStates and the assumption by First Union Corporation of all obligations and covenants under the CoreStates subordinated indenture.

   The remainder of the CoreStates subordinated debt securities have been issued in registered form only, without coupons. These CoreStates registered debt securities are issued in denominations of $1,000 or any integral multiples. No service charge will be made for any transfer or exchange of the CoreStates registered debt securities but Wachovia may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The principal of, and any premium and interest on, the

CoreStates registered debt securities will be payable, and transfer of the CoreStates registered debt securities will be registrable, at an office to be maintained by Wachovia in the City of Philadelphia and in The City of New York. However, payments of interest may be made at the option of Wachovia by check mailed to the address appearing in the security register of the person in whose name the CoreStates registered debt security is registered at the close of business on the record date for payment. (Sections 305 and 307).

  CoreStates 9 3/8% Subordinated Notes

   The CoreStates 9 3/8% Subordinated Notes due April 15, 2003 were issued on April 29, 1991 and will mature on April 15, 2003. The CoreStates 9 3/8% Subordinated Notes bear interest at the rate of 9 3/8% per year, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the preceding April 1 or October 1. The CoreStates 9 3/8% Subordinated Notes are limited to $100 million aggregate principal amount.

  CoreStates 6 5/8% Subordinated Notes

   The CoreStates 6 5/8% Subordinated Notes due March 15, 2005 were issued on March 18, 1993 and will mature on March 15, 2005. The CoreStates 6 5/8% Subordinated Notes bear interest at the rate of 6 5/8% per year, payable semiannually on March 15 and September 15 of each year to the registered holders at the close of business on the preceding March 1 or September 1. The CoreStates 6 5/8% Subordinated Notes are limited to $l75 million aggregate principal amount.

  CoreStates 5 7/8% Subordinated Notes

   The CoreStates 5 7/8% Subordinated Notes due October 15, 2003 were issued on October 19, 1993 and will mature on April 15, 2003. The CoreStates 5 7/8% Subordinated Notes bear interest at the rate of 5 7/8% per year, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the preceding April 1 or October 1. The CoreStates 5 7/8% Subordinated Notes are limited to $200 million aggregate principal amount.

  CoreStates 6.75% Subordinated Medium-Term Notes

   The CoreStates 6.75% Subordinated Medium-Term Notes due November 15, 2006, were issued under the CoreStates subordinated indenture under a medium-term note program established by CoreStates and CoreStates Capital.

   The CoreStates 6.75% Subordinated Medium-Term Notes were issued on November 14, 1996 and will mature November 15, 2006. The CoreStates 6.75% Subordinated Medium-Term Notes bear interest at the rate of 6.75% per year, payable semiannually on May 15 and November 15 each year to the registered holders at the close of business on the preceding May 1 or November 1. The CoreStates 6.75% Subordinated Medium-Term Notes are limited to $200 million aggregate principal amount.

  CoreStates Subordinated Indenture

   The following is a description of the terms of the CoreStates subordinated indenture.

   Satisfaction and Discharge. Upon the direction of Wachovia, the CoreStates subordinated indenture will no longer be of any effect, except as to the surviving rights described below, when:

   . either (a) all debt securities issued under that indenture are delivered to the trustee for cancellation, or money is deposited in trust or segregated and held in trust by Wachovia, as provided in the applicable indenture, or (b) all debt securities issued under that indenture that have not been delivered to the trustee for cancellation become due and payable, will become due and payable at their maturity within one year, or if redeemable at the option of Wachovia, will be called for redemption within one year, and in each case under (b), Wachovia has deposits with the trustee as trust funds in trust for such purpose, money or obligations of, or obligations guaranteed by, the United States of America, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities;

   . Wachovia pays all other sums payable by it under the CoreStates subordinated indenture; and

   . Wachovia delivers to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with.

   The trustee will execute proper instruments acknowledging satisfaction and discharge of the CoreStates subordinated indenture. (Section 501).

   Wachovia will be deemed to have paid and discharged the entire indebtedness on all CoreStates subordinated debt securities of any series issued under the CoreStates subordinated indenture when:

   . Wachovia deposits with the trustee, as trust funds in trust for that purpose, money or obligations of, or obligations guaranteed by, the United States of America in an amount sufficient to pay and discharge the entire indebtedness on all CoreStates subordinated debt securities of that series;

   . Wachovia pays all other sums payable with respect to all CoreStates subordinated debt securities of that series;

   . Wachovia delivers to the trustee a certificate signed by a nationally recognized firm of independent public accountants certifying as to the sufficiency of the amounts deposited and an officers' certificate and an opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with; and

   . Wachovia delivers to the trustee (a) an opinion of independent counsel that the holders of the CoreStates subordinated debt securities of that series will have no federal income tax consequences as a result of the deposit and termination, and (b) if the CoreStates subordinated debt securities of that series are listed on the New York Stock Exchange, an opinion of counsel that the CoreStates subordinated debt securities of that series will not be delisted as a result of the exercise of this option.

   The trustee will execute proper instruments acknowledging satisfaction and discharge of the indebtedness. (Section 503).

   When these conditions are satisfied, the terms and conditions of the applicable series of CoreStates subordinated debt securities will no longer be binding upon, or applicable to, Wachovia, except for some provisions, such as registration of transfer and exchange, the right of holders of the CoreStates subordinated debt securities to receive payments from the trust fund described above, and the rights, powers, duties and immunities of the trustee. (Section
503).

   Subordination. During the continuance beyond any applicable grace period of any default with respect to Senior Indebtedness (as defined below), no payment of principal of and interest on the CoreStates subordinated debt securities may be made until payment in full of all principal of, and premium and interest on, all Senior

Indebtedness. In addition, upon any distribution of assets of Wachovia upon dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the CoreStates subordinated debt securities is to be subordinated in right of payment to the prior payment in full of principal, premium and interest on all Senior Indebtedness. (Article Sixteen).

   For purposes of the preceding paragraph, the term "Senior Indebtedness" means:

   . with respect to the CoreStates 9 3/8% Subordinated Notes, all indebtedness and other obligations of Wachovia, whether previously outstanding or subsequently incurred or created, except any indebtedness or obligations which are expressly stated to be, or are identified in a resolution of Wachovia's Board of Directors as, subordinated in right of payment to, or to rank equally with, CoreStates subordinated debt securities, and

   . with respect to the CoreStates 6 5/8% Subordinated Notes, the CoreStates 5
     7/8% Subordinated Notes and the CoreStates 6.75% Subordinated Medium-Term Notes, indebtedness of Wachovia for money borrowed, including indebtedness secured by certain mortgages or other liens, evidenced by notes or other written obligations, indebtedness of Wachovia evidenced by notes, debentures, bonds or other securities sold by Wachovia for money, indebtedness of others of a similar type assumed or guaranteed by Wachovia through an agreement to purchase, contingent or otherwise, and renewals, extensions or refundings of any of those, unless the instrument creating or evidencing the indebtedness or the assumption or guarantee of the indebtedness expressly provides that indebtedness is not superior in right of payment to the CoreStates subordinated debt securities. (Section 1601).

   As of June 30, 2001, Wachovia had $675 million aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the CoreStates subordinated indenture. Wachovia expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the CoreStates subordinated indenture.

   Events of Default. An "Event of Default" is defined under the CoreStates subordinated indenture with respect to CoreStates subordinated debt securities of any series as events of bankruptcy, insolvency or reorganization of Wachovia or any Major Constituent Bank. (Section 601).

   The CoreStates subordinated indenture does not provide for any right of acceleration of the payment of the principal of a series of CoreStates subordinated debt securities upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement. In the event of a default in the payment of interest or principal, the holder of a CoreStates subordinated debt security, or the trustee on behalf of the holders of all of the series affected, may, subject to some limitations and conditions, seek to enforce payment of the interest or principal. (Sections 602 and 603).

   Modification and Waiver. Modifications and amendments to the CoreStates subordinated indenture may be made by Wachovia and the trustee with the consent of the holders of at least 66 2/3 percent in principal amount of the CoreStates subordinated debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each CoreStates subordinated debt security affected:

   . change the stated maturity date of the principal of, or any installment of principal of or interest on, any CoreStates subordinated debt security;

   . reduce the principal amount of, or any premium or interest on, or any additional amounts in respect of, any CoreStates subordinated debt security;

   . change the place or currency of payment of principal of, or any premium or interest on, any CoreStates subordinated debt security;

   . impair the right to institute suit for the enforcement of any payment on or with respect to any CoreStates subordinated debt security;

   . reduce the percentage of CoreStates subordinated debt securities, the consent of the holders of which is required to modify or amend the CoreStates subordinated indenture;

   . reduce the percentage of CoreStates subordinated debt securities, the consent of the holders of which is required for waiver of compliance or of defaults;

   . modify or amend the CoreStates subordinated indenture to alter in any respect the provisions regarding the subordination of the CoreStates subordinated debt securities; or

   . with a few exceptions, modify any provision of the indenture relating to modification and amendment of the indenture or waiver of compliance and defaults thereunder. (Section 1002).

   The holders of a majority in principal amount of the CoreStates subordinated debt securities of any series may, on behalf of all holders of that series, waive compliance by Wachovia with some of the restrictive provisions of the CoreStates subordinated indenture. (Section 1110). The holders of a majority in principal amount of the CoreStates subordinated debt securities of any series may, on behalf of all the holders of that series, waive any past default under the CoreStates subordinated indenture, except a default in the payment of the principal of, or any premium or interest on, any CoreStates subordinated debt security of that series or in respect of a provision which cannot be modified or amended without the consent of the holder of each CoreStates subordinated debt security of that series affected. (Section 613).

   Modification and amendment of the CoreStates subordinated indenture may be made by Wachovia and the trustee without the consent of any holder of CoreStates subordinated debt securities for any of the following purposes:

   . to provide for the succession of another corporation to Wachovia;

   . to add to the covenants of Wachovia for the benefit of the holders of all or any series of CoreStates subordinated debt securities;

   . to add events of default;

   . to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

   . to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of CoreStates subordinated debt securities issued under that indenture;

   . to establish the form or terms of CoreStates subordinated debt securities of any series and any related coupons;

   . to provide for the acceptance of appointment by a successor trustee for the CoreStates subordinated indenture;

   . to cure any ambiguity, defect or inconsistency in the CoreStates subordinated indenture, as long as the action does not adversely affect the interests of holders of CoreStates subordinated debt securities of any series or any related coupons in any material respect;

   . to modify, eliminate or add to the provisions of the CoreStates subordinated indenture to the extent necessary to qualify under the Trust Indenture Act of 1939, as amended; or

   . to effect the assumption by Wachovia of the obligations under the CoreStates subordinated indenture. (Section 1001).

   Consents of holders for modifications and amendments to the CoreStates subordinated indenture must be solicited by Wachovia, and waivers by holders of compliance with provisions under the indenture must be obtained in accordance with the terms of the indenture. (Section 104). Any modifications, amendments or waivers will be binding upon all future holders of the applicable CoreStates subordinated debt securities. If consents are properly obtained and all requirements for any changes, amendments or waivers are otherwise satisfied, there are no provisions in the CoreStates subordinated indenture which allow remedies to holders who do not consent to changes or amendments to, or waivers of past defaults.

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

   Control by Holders. Subject to its duty during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the CoreStates subordinated indenture at the request or direction of any of the holders of any series of CoreStates subordinated debt securities unless such holders offer the trustee reasonable indemnity. (Section 701). Subject to these indemnification provisions, the holders of a majority in principal amount of the CoreStates subordinated debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the CoreStates subordinated debt securities of that series, as long as any direction is not in conflict with any rule of law or with the indenture, and the direction is not prejudicial to the rights of other holders of that series. The trustee may take any other action deemed proper by it which is not inconsistent with such directions. (Section 612).

   No holder of any CoreStates subordinated debt securities of any series has the right to institute any proceeding with respect to the CoreStates subordinated indenture for any remedy unless:

   . the holder gives to the trustee written notice of a continuing event of default;

   . the holders of not less than 25 percent in principal amount of any series of the CoreStates subordinated debt securities make a written request, and offer reasonable indemnity, to the trustee to institute a proceeding as trustee;

   . the trustee does not receive from the holders of a majority in principal amount of the CoreStates subordinated debt securities of that series a direction inconsistent with the request; and

   . the trustee fails to institute any proceeding within 60 days after its receipt of the notice, request and offer of indemnity. (Section 507).

   However, the holder of a CoreStates subordinated debt security has an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, any CoreStates subordinated debt security on or after the due dates expressed in such CoreStates subordinated debt security and to institute suit for the enforcement of any such payment. (Section 508).

   Reports by Wachovia. Wachovia is required to furnish annually to the trustee a statement as to performance or fulfillment of its obligations under the CoreStates subordinated indenture and as to any default in such performance or fulfillment. (Sections 1105 and 1106).

   Consolidation, Merger and Sale of Assets. Wachovia may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation as long as the successor corporation assumes all obligations of Wachovia under the CoreStates subordinated debt securities and a few other conditions are met. (Sections 901, 902, 903 and 904).

   The Trustees. Bank One, Columbus, N.A. serves as subordinated notes trustee under the CoreStates subordinated indenture dated September 1, 1990. Bank One, Columbus, N.A. maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business. The September 1, 1990 subordinated indenture provides for indemnification of Bank One, Columbus, N.A. by Wachovia under certain circumstances. Citibank, N.A. serves as subordinated MTN trustee under the CoreStates subordinated indenture, as supplemented on August 1, 1994. Citibank, N.A., maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business. The CoreStates subordinated indenture, as supplemented on August 1, 1994, provides for indemnification of Citibank, N.A. under certain circumstances.

First Fidelity Subordinated Notes

   Wachovia acquired First Fidelity Bancorporation on January 1, 1996 by merging First Fidelity into a wholly-owned subsidiary. On February 26, 1998, this subsidiary merged into Wachovia.

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

   The First Fidelity 6.80% Subordinated Notes were issued under the First Fidelity subordinated indenture, as amended on June 14, 1993, between First Fidelity and The Chase Manhattan Bank, as trustee. First Fidelity, First Union Corporation of New Jersey and The Chase Manhattan Bank entered into a Second Supplemental Indenture, dated as of January 1, 1996, evidencing the succession of First Union Corporation of New Jersey to First Fidelity and the assumption by First Union Corporation of New Jersey of all obligations and covenants under the First Fidelity subordinated indenture and the First Fidelity 6.80% Subordinated Notes. First Union Corporation, First Union Corporation of New Jersey and The Chase Manhattan Bank entered into a Third Supplemental Indenture, dated as of February 26, 1998, evidencing the succession of First Union Corporation to First Union of New Jersey and the assumption by First Union Corporation of all obligations and covenants under the First Fidelity subordinated indenture and the First Fidelity 6.80% Subordinated Notes.

   The First Fidelity subordinated debt securities have been issued in registered form only, without coupons. Principal and interest on the First Fidelity subordinated debt securities will be payable, and the First Fidelity subordinated debt securities will be transferable, at the corporate trust office maintained by the trustee in The City of New York. However, at the option of Wachovia, interest may be paid by check mailed to the person entitled to the interest.

  First Fidelity 6.80% Subordinated Notes

   The First Fidelity 6.80% Subordinated Notes due June 15, 2003 were issued on June 14, 1993 and will mature on June 15, 2003. The First Fidelity 6.80% Subordinated Notes bear interest at the rate of 6.80% per year, payable semiannually on June 15 and December 15 of each year to the registered holders at the close of business on the preceding June 1 or December 1. The First Fidelity 6.80% Subordinated Notes are limited to $150 million aggregate principal amount.

  First Fidelity Subordinated Indenture

   The following is a description of the terms of the First Fidelity subordinated indenture:

   Satisfaction and Discharge. At the request of Wachovia, the First Fidelity subordinated indenture will no longer be of any effect, except as to a few surviving rights, such as registration of transfer or exchange, when:

   . either all debt securities issued under the indenture have been delivered to the trustee for cancellation or all securities not delivered for cancellation have, or will within one year, become due and payable or will be called for redemption within one year, and Wachovia has deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on all the debt securities not delivered to the trustee for cancellation, for principal and any premium, and interest to the date of such deposit or to the maturity date or redemption date, as the case may be;

   . Wachovia has paid all other sums payable by it under the indenture; and

   . Wachovia has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions to satisfaction and discharge have been complied with. (Section 401).

   Subordination. The payment of the principal of, and any premium and interest on, First Fidelity subordinated debt securities is subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of Wachovia. In certain events of insolvency, the payment of the principal of, and any premium and interest on, the First Fidelity 6.80% Subordinated Notes is also subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below) of Wachovia.

   Upon

   . any payment or distribution of assets to creditors upon liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Wachovia, or

   . the acceleration of the maturity of any First Fidelity subordinated debt securities,

the holders of all Senior Indebtedness are first entitled to receive payment in full of all amounts due or to become due before the holders of First Fidelity subordinated debt securities are entitled to receive any payment in respect of the principal of, or any premium or interest on, First Fidelity subordinated debt securities. No payments of principal or any premium or interest in respect of First Fidelity subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders to accelerate the maturity, or if any judicial proceeding is pending with respect to any such default. (Article Thirteen).

   "Senior Indebtedness" is defined in the indenture as the principal of, and any premium and interest on:

   . all indebtedness of Wachovia, including indebtedness of others guaranteed by Wachovia but excluding the First Fidelity subordinated debt securities, whether previously outstanding or subsequently created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

   . obligations of Wachovia as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Wachovia is a party; and

   . amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation,

unless the instrument creating or evidencing the indebtedness or obligation or under which it is outstanding provides that the indebtedness or obligation is not superior in right of payment to First Fidelity subordinated debt securities. (Section 101).

   The indenture does not limit or prohibit the incurrence of Senior Indebtedness or Other Financial Obligations, which may include indebtedness that is senior to the First Fidelity subordinated debt securities but subordinate to other obligations of Wachovia.

   Subordination Provisions Specific to First Fidelity 6.80% Subordinated Notes. If upon any payment or distribution of assets to creditors there remains, after giving effect to the subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of the First Fidelity 6.80% Subordinated Notes ("Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of the Other Financial Obligations, then the Excess Proceeds must first be applied to pay in full all Other Financial Obligations before any payment or distribution may be made in respect of the First Fidelity 6.80% Subordinated Notes.

   Wachovia's obligations under the First Fidelity subordinated debt securities rank equally in right of payment with each other, subject to the obligations of the holders of the First Fidelity 6.80% Subordinated Notes to pay over any Excess Proceeds.

   The indenture permits, at any time, the modification or elimination of the rights of Entitled Persons in respect of Other Financial Obligations described above without the consent of any Entitled Persons in respect of Other Financial Obligations.

   "Other Financial Obligations" is defined with respect to the First Fidelity 6.80% Subordinated Notes as:

   . obligations of Wachovia under direct credit substitutes;

   . obligations of, or guaranteed by, Wachovia for purchased money or funds;

   . any deferred obligation of, or guaranteed by, Wachovia incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection with such transaction; and

   . all obligations of Wachovia to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments and (c) similar financial instruments.

However, Other Financial Obligations do not include:

   . obligations on account of Senior Indebtedness, and

   . obligations on account of indebtedness for money borrowed ranking equally with or subordinate to the First Fidelity subordinated debt securities.

   "Entitled Persons" is defined in the indenture as any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101).

   As of June 30, 2001, Wachovia had $11 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness, and $4.4 billion aggregate principal amount of indebtedness that qualified as Other Financial Obligations, under the First Fidelity subordinated indenture. Wachovia expects to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness or other Financial Obligations under the indenture.

   Events of Default. The First Fidelity subordinated indenture defines an "Event of Default" with respect to the First Fidelity 6.80% Subordinated Notes as events involving the bankruptcy, insolvency or reorganization of Wachovia. (Section 501). If any Event of Default occurs and is continuing, either the trustee or the holders of not less than 25 percent in principal amount of the First Fidelity 6.80% Subordinated Notes may declare the principal amount of all First Fidelity 6.80% Subordinated Notes to be due and payable immediately. At any time after a declaration of acceleration is made, but before a judgment or decree based on the acceleration is obtained, holders of a majority in principal amount of the First Fidelity 6.80% Subordinated Notes may, in some circumstances, rescind and annul the acceleration. (Section 502).

   There is no right of acceleration of the payment of principal of the First Fidelity 6.80% Subordinated Notes upon a default in the payment of principal of, or any premium or interest on, or in the performance of any covenant or agreement applicable to, the First Fidelity 6.80% Subordinated Notes.

   If a Default (as defined below) with respect to any First Fidelity 6.80% Subordinated Notes occurs and is continuing, the trustee may in its discretion protect and enforce its rights and the rights of the holders of First Fidelity subordinated debt securities through appropriate judicial proceedings. The indenture defines a "Default" with respect to the First Fidelity 6.80% Subordinated Notes as any one of the following events:

   . an Event of Default;

   . default for 30 days in any payment of interest on any First Fidelity 6.80%
     Subordinated Notes;

   . default in the payment of principal of, or any premium on, any First
     Fidelity 6.80% Subordinated Notes when due;

   . default in the performance or breach for 90 days after appropriate notice, of any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series;

   . default in the payment of principal on, or acceleration of, any obligations for borrowed money of any Major Subsidiary Bank greater than $10 million in the aggregate if the obligations are not discharged or reduced to an aggregate amount of less than $l0 million, or if the acceleration is not annulled or rescinded, within ten days after appropriate notice; or

   . events of bankruptcy, insolvency or reorganization of any Major Subsidiary
     Bank.

   Modification and Waiver. Certain modifications and amendments of the First Fidelity subordinated indenture may be made by Wachovia and the trustee only with the consent of the holders of or least a majority in principal amount of the First Fidelity subordinated debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each First Fidelity subordinated debt security affected:

   . change the stated maturity of the principal of, any installment of principal of or interest on, any such First Fidelity subordinated debt securities;

   . reduce the principal amount of, or any premium or interest on, any First
     Fidelity subordinated debt securities;

   . change the place of payment where, or the coin or currency in which, any principal of, or any premium or interest on, any First Fidelity subordinated debt security is payable;

   . impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

   . reduce the percentage of First Fidelity subordinated debt securities of any series, the consent of the holders of which is necessary to modify or amend the indenture; or

   . modify any of these requirements or reduce the percentage of the principal amount of First Fidelity subordinated debt securities of any series necessary for waiver of compliance or of defaults. (Section 902).

   The holders of at least a majority in principal amount of the First Fidelity subordinated debt securities of any series may, on behalf of all holders of that series, waive compliance by Wachovia with the provisions of the First Fidelity subordinated indenture. (Section 1010). The holders of at least a majority in principal amount of the First Fidelity subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default in the payment of the principal of, or any premium or interest on, any First Fidelity subordinated debt securities of that series or in respect of a provision which cannot be modified or amended without the consent of the holders of each First Fidelity subordinated debt security of the series affected. (Section 513).

   Control by Holders. Subject to the duties of the trustee under the First Fidelity subordinated indenture, if a Default with respect to the First Fidelity 6.80% Subordinated Notes occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of the holders of the First Fidelity subordinated debt securities of any series unless the holders offer the trustee reasonable indemnity. (Sections 601 and 603). Subject to these provisions for indemnification and other rights of the trustee, the holders of a majority in principal amount of the First Fidelity subordinated debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the First Fidelity subordinated debt securities of that series, as long as the direction does not conflict with any rule of law or with the indenture. The trustee may take any other action deemed proper by it which is not inconsistent with the direction. (Sections 512 and 603).

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

   No holder of any First Fidelity subordinated debt securities of any series has any right to institute any proceeding with respect to the indenture or for any remedy, unless:

   . the holder gives the trustee written notice of a Default with respect to the First Fidelity 6.80% Subordinated Notes;

   . the holders of at least 25 percent in principal amount of the First
     Fidelity subordinated debt securities of that series request the trustee in writing to institute a proceeding as trustee;

   . the holder or holders offer the trustee reasonable indemnity;

   . the trustee fails to institute a proceeding for 60 days; and

   . the trustee does not receive from the holders of a majority in principal amount of the First Fidelity subordinated debt securities of that series a direction inconsistent with such request. (Section 507).

   However, the holder of any First Fidelity subordinated debt securities have an absolute right to receive payment of the principal of, and any premium and interest on, the First Fidelity subordinated debt securities on or after the due dates, and to institute suit for the enforcement of any payment. (Section
508).

   Reports by Wachovia. Wachovia must deliver annually to the trustee an officers' certificate as to the performance by Wachovia of its obligations under the First Fidelity subordinated indenture and as to any defaults. (Section 1009). The trustee may withhold notice to the holders of any series of any default, other than a default in payment of principal or any premium, interest or sinking fund installment, if it considers it to be in the interest of the holders of First Fidelity subordinated debt securities of that series to do so. (Section 602).

   Consolidation, Merger and Sale of Assets. Wachovia may not consolidate with or merge into any other corporation, or transfer its properties and assets substantially as an entirety to any person, unless, among other things:

   . the corporation formed by the consolidation or into which Wachovia is merged, or the person to which the properties and assets of Wachovia are transferred, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture the payment of the principal of, and any premium and interest on, the First Fidelity subordinated debt securities and the performance of the other covenants of Wachovia under the First Fidelity subordinated indenture; and

   . immediately after giving effect to the transaction, no Default, and no event which, after notice or lapse of time or both, would become a Default, has occurred and is continuing. (Section 801).

   Restriction on Sale or Issuance of Stock of Major Subsidiary Banks. Wachovia may not, and may not permit any subsidiary to, sell, assign, pledge, transfer or otherwise dispose of any shares of capital stock, or any securities convertible into shares of Capital Stock (as defined in the First Fidelity subordinated indenture), of any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of any Major Subsidiary Bank and may not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of a Major Subsidiary Bank to issue any shares of its Capital Stock or any securities convertible into shares of its Capital Stock, except for issuances, sales, assignments, pledges, transfers or other dispositions which:

   . are for the purpose of qualifying a person to serve as a director;

   . are for fair market value, as determined by Wachovia's Board of Directors, and, after giving effect to the disposition and to any potential dilution, Wachovia owns, directly or indirectly, not less than 80 percent of the shares of each class of Voting Stock (as defined in the indenture) of the Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of the Major Subsidiary Bank;

   . are made (a) in compliance with an order of a court or regulatory authority of competent jurisdiction, or (b) in compliance with a condition imposed by any court or authority permitting the acquisition by Wachovia, directly or indirectly, of any other bank or entity the activities of which are legally permissible for a company such as Wachovia or its subsidiary to engage in, or (c) in compliance with an undertaking made to the authority in connection with an acquisition, as long as in the case of clauses (b) and (c) the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75 percent of the assets of the Major Subsidiary Bank or the subsidiary owning, directly or indirectly, any shares of Capital Stock of a Major Subsidiary Bank and its consolidated subsidiaries on the date of acquisition; or

   . are made to Wachovia or any wholly-owned subsidiary. (Section 1007).

   Restriction on Merger by or Sale of Assets of Major Subsidiary Banks. Wachovia may not permit any Major Subsidiary Bank to merge into or consolidate with, or lease, sell or transfer all or substantially all of its properties and assets to, any other corporation except Wachovia or a corporation or person which is or upon consummation of the transaction will be a subsidiary, not less than 80 percent of the Voting Stock of which is owned, directly or indirectly, by Wachovia. This covenant contains an exception comparable to the third exception described in previous paragraph. (Section 1008).

   The Trustee. Chase Manhattan Bank serves as trustee under the First Fidelity subordinated indenture. Chase Manhattan Bank maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business. The First Fidelity subordinated indenture provides for indemnification of Chase Manhattan Bank by Wachovia under certain circumstances.

Meridian Subordinated Debentures

   Meridian 7 7/8% Subordinated Debentures

   The Meridian 7 7/8% Subordinated Debentures were issued on July 22, 1992 and will mature on July 15, 2002. The Meridian 7 7/8% Subordinated Debentures bear interest at the rate of 7 7/8% per year, payable semiannually on January 15 and July 15 of each year to the registered holders at the close of business on the preceding January 1 or July 1. The Meridian 7 7/8% Subordinated Debentures are limited to $100 million aggregate principal amount.

   The Meridian 7 7/8% Subordinated Debentures due July 15, 2002 were issued under a subordinated indenture, dated as of March 9, 1992, between Meridian and The First National Bank of Chicago, as subordinated trustee. CoreStates (as successor to Meridian), First Union Corporation and The First National Bank of Chicago entered into a Second Supplemental Indenture, dated as of April 28, 1998, evidencing the succession of First Union Corporation to CoreStates and the assumption by First Union Corporation of all obligations and covenants under the Meridian subordinated indenture.

  Meridian Subordinated Indenture

   The following is a description of the terms of the Meridian subordinated indenture.

   Satisfaction, Discharge and Defeasance. With respect to Meridian subordinated debt securities of any series, Wachovia at its option either:

   . will be deemed to have paid and discharged the entire indebtedness represented by its obligations under the applicable Meridian subordinated debt securities ("legal defeasance"), or

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

   . will no longer be under any obligation to comply with the terms, provisions or conditions of the Meridian subordinated indenture or the applicable Meridian subordinated debt securities ("covenant defeasance"), in either case on the 91st day after:

   . Wachovia pays all other sums payable with respect to the applicable
     Meridian subordinated debt securities and delivers to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with;

   . Wachovia deposits irrevocably with the trustee as a trust fund for the benefit of the holders of the applicable Meridian subordinated debt securities, dollars and/or obligations of, or obligations guaranteed by, the United States of America in an amount sufficient to pay and discharge each installment of principal of and any interest on the applicable Meridian subordinated debt securities on the dates the installments of interest or principal are due; and

   . no Event of Default or event which, with notice or the lapse of time or both, would become an Event of Default, under the applicable indenture has occurred and is continuing on the date of the deposit.

   In order to exercise a legal defeasance or covenant defeasance option, Wachovia must deliver to the trustee an opinion of counsel stating that the deposit and defeasance would not cause the holders of the applicable Meridian subordinated debt securities to recognize income, gain or loss for United States Federal income tax purposes and that the holders will be subject to United States Federal income tax in the same amounts, manner and times as would have been the case if the deposit and defeasance had not occurred. After a legal defeasance, Wachovia will remain subject to some obligations under the indenture, including the obligations to register the transfer or exchange of Meridian subordinated debt securities, to replace temporary or mutilated, destroyed, lost or stolen Meridian subordinated debt securities, to maintain an office or agency in respect of the Meridian subordinated debt securities and to hold moneys for payment in trust. (Section 403).

   Subordination. The Meridian 7 7/8% Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below). (Section 101). "Senior Indebtedness" is defined in the Meridian subordinated indenture as any obligation of Wachovia to its creditors, whether previously outstanding or subsequently incurred, except:

   . any obligation as to which, in the instrument creating or evidencing the obligation or under which it is outstanding, it is provided that the obligation is not Senior Indebtedness, and

   . subordinated debt securities issued under the Meridian subordinated indenture.

   If Wachovia defaults in the payment of any principal of or interest on any Senior Indebtedness when due and payable, then, unless and until such default is cured or waived or ceases to exist, no direct or indirect payment may be made on account of the principal of or interest on the Meridian 7 7/8% Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Meridian 7 7/8% Subordinated Debentures. If events of bankruptcy, insolvency or reorganization of Wachovia occur, all Senior Indebtedness must first be paid in full before any payment or distribution may be made to any holder of any of the Meridian 7 7/8% Subordinated Debentures. (Section 1301).

   Events of Default. An "Event of Default" is defined under the Meridian subordinated indenture with respect to the Meridian 7 7/8% Subordinated Debentures as events of bankruptcy, insolvency or reorganization of Wachovia. (Section 501).

   The Meridian subordinated indenture does not permit acceleration of the payment of principal of the Meridian 7 7/8% Subordinated Debentures upon a default in the payment of principal or interest or default in the performance of any covenant or warranty of Wachovia. In the event of a default in the payment of interest or principal, the trustee on behalf of the holders of the 7 7/8% Subordinated Debentures, may, subject to some limitations and conditions, seek to enforce payment of the interest or principal. The Meridian subordinated

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indenture provides that if any Event of Default occurs and is continuing with respect to the Meridian 7 7/8% Subordinated Debentures, then either the Meridian subordinated trustee or the holders of not less than 25 percent in principal amount of the Meridian 7 7/8% Subordinated Debentures may declare the principal amount of all of the Meridian 7 7/8% Subordinated Debentures to be due and payable immediately.

   As of June 30, 2001, Wachovia had $100 million aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Meridian subordinated indenture. Wachovia expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Meridian subordinated indenture.

   Modification and Waiver. Without the consent of any holders, Wachovia and the trustee may enter into supplemental indentures for purposes of, among other things:

   . providing for the succession of another person to Wachovia and the assumption by the successor of the covenants of Wachovia;

   . adding to Wachovia's covenants or surrendering any of Wachovia's rights or powers;

   . adding any additional events of default;

   . adding to or changing any of the provisions of the indenture in order to permit or facilitate the issuance of Meridian subordinated debt securities in bearer form, or to provide for uncertificated Meridian subordinated debt securities;

   . changing or eliminating any of the provisions of the indenture, as long as the change or elimination becomes effective only when there are no Meridian subordinated debt securities outstanding that are entitled to the benefit of such provision;

   . securing any of the Meridian subordinated debt securities;

   . establishing the form or terms of any Meridian subordinated debt securities;

   . providing for a successor trustee with respect to the Meridian subordinated debt securities of one or more series and adding or changing any of the provisions of the indenture in order to provide for or facilitate the administration of the trusts by more than one trustee; or

   . curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision, or making any other provisions with respect to matters or questions arising under the indenture, as long as such action does not adversely affect the interests of the holders of Meridian subordinated debt securities of any series issued under the indenture in any material respect. (Section 801).

   With the consent of the holders of a majority in principal amount of the Meridian subordinated debt securities of the affected series, Wachovia and the trustee may enter into supplemental indentures to add any provisions to or change or eliminate any of the provisions of the Meridian subordinated indenture or to modify in any manner the rights of the holders of the Meridian subordinated debt securities. However, without the consent of the holder of each Meridian subordinated debt security affected, no supplemental indenture may, among other things:

   . change the maturity of the principal of, or any installment of principal of or interest on, any Meridian debt security, or reduce the principal amount, the rate of interest on, or any premium payable upon redemption of any Meridian subordinated debt security, or change the coin or currency of payment, or impair the right to institute suit for the enforcement of any payment on or after the maturity date;

   . reduce the percentage in principal amount of the Meridian subordinated debt securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver;

   . change any obligation of Wachovia to maintain an office or agency in the places and for the purposes specified in the indenture; or

   . with some exceptions, modify any of these requirements. (Section 802).

   The holders of at least a majority in aggregate principal amount of the outstanding Meridian subordinated notes of any series may, on behalf of all holders of that series, waive compliance by Wachovia with certain restrictive provisions of the applicable subordinated indenture. (Section 906). The holders of a majority in aggregate principal amount of the outstanding Meridian subordinated notes of any series may, on behalf of all holders of that series, waive any past default under the applicable subordinated indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants. (Section 511).

   Control by Holders. The holders of a majority in principal amount of the Meridian subordinated debt securities of any series have the right to direct the time, method and place of conducting any proceeding or power conferred on the trustee with respect to the Meridian subordinated debt securities of that series, as long as any direction is not in conflict with any rule of law or the Meridian subordinated indenture. The trustee may take any other action deemed proper by such trustee which is not inconsistent with the direction. (Section
510).

   No holder of any Meridian subordinated debt securities has the right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

   . the holder gives written notice to the trustee of a continuing Event of Default with respect to the Meridian subordinated debt securities of the applicable series;

   . the holders of at least 25 percent in principal amount of the Meridian subordinated debt securities of the applicable series make written request to the trustee to institute proceedings in its own name as trustee;

   . the holder or holders offer the trustee reasonable indemnity against costs, expenses and liabilities;

   . the trustee fails to institute any proceeding for 60 days after receipt of notice, request and offer of indemnity; and

   . no direction inconsistent with the written request is given to the trustee during the 60-day period by the holders of a majority in principal amount of the Meridian subordinated debt securities of the applicable series. (Section 506).

   In addition, the holders of a majority in principal amount of the Meridian subordinated debt securities of any series may on behalf of all holders of that series waive any past default and its consequences, except a default in the payment of principal or interest on any Meridian subordinated debt securities of that series, or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Meridian subordinated debt security of the series affected. (Section 511).

   Reports by Wachovia. Within 120 days after the end of each fiscal year, Wachovia must deliver to the trustee a certificate as to Wachovia's compliance with all conditions and covenants under the Meridian subordinated indenture. Within ten business days of Wachovia's becoming aware of any default or event of default, Wachovia must deliver to the trustees written notice of the occurrence of the default or event of default, unless it has been cured within the ten-day period. (Section 907).

   Consolidation, Merger and Sale of Assets. Wachovia may not merge or consolidate with any other person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any person, unless

   . either (a) Wachovia is the surviving or successor person, or (b) the successor person is organized under the laws of the United States, any state or the District of Columbia, and assumes all of the obligations of Wachovia under the Meridian indentures and under the Meridian subordinated debt securities, and

   . after giving effect to the transaction, Wachovia or the successor person is not in default under any of those obligations. (Section 701).

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

   Upon any transaction effected in accordance with the preceding paragraph, the person formed by the consolidation or into which Wachovia is merged or to which the conveyance, transfer or lease is made, will succeed to and be substituted for, and may exercise every right and power of, Wachovia under the Meridian subordinated indenture. Thereafter, except in the case of a lease, the predecessor will be relieved of all obligations and covenants under the indenture and Meridian subordinated debt securities and may be liquidated and dissolved. (Section 702).

   Limitation on Sale or Issuance of Capital Stock of a Principal Subsidiary Bank. Subject to the provisions described under the caption "Consolidation, Merger or Sale", above, Wachovia may not directly or indirectly sell, assign, transfer or otherwise dispose of or permit the issuance of capital stock of any Principal Subsidiary Bank (as defined below). These restrictions do not apply to:

   . any transfer or issuance of directors' qualifying shares, which are shares required by law to be owned by a person in order for that person to qualify to serve as a director;

   . any transfer or issuance for at least fair market value if, after giving effect to the transfer, Wachovia would own directly or indirectly not less than 80 percent of each class of the capital stock of the Principal Subsidiary Bank;

   . any transfer or issuance made in compliance with an order of a court or regulatory authority;

   . any sale at any price by a Principal Subsidiary Bank of (a) additional shares of its capital stock to its stockholders, (b) additional securities convertible into shares of its capital stock to its stockholders, or (c) additional options, warrants or rights to purchase shares of its capital stock to its stockholders, as long as before any such sale, Wachovia owns shares of the same class, securities convertible into shares, or options, warrants or rights to purchase shares, whichever the case may be, of capital stock, and immediately after the sale, Wachovia owns at least as great a percentage of the shares, convertible securities, or options, warrants or rights, whichever the case may be, as it owned before the sale;

   . any issuance of shares of capital stock, or securities convertible into, or options, warrants or rights to purchase, shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into, or options, warrants or rights to acquire capital stock of any Principal Subsidiary Bank to Wachovia or another wholly owned subsidiary; or

   . any merger or consolidation of a Principal Subsidiary Bank or sale of substantially all of the assets of a Principal Subsidiary Bank to any other bank subsidiary of Wachovia, 80 percent of each class of the capital stock of which is owned directly or indirectly by Wachovia. (Section 905).

   "Principal Subsidiary Bank" is defined in the Meridian subordinated indenture as any subsidiary bank the total assets of which, as set forth in the most recent statement of condition of the subsidiary bank, equals more than 20 percent of the total consolidated assets of Wachovia and its subsidiaries as determined from the most recent consolidated balance sheet. As of the date of this prospectus, the term Principal Subsidiary Bank includes Wachovia National Bank.

   As of June 30, 2001, Wachovia had $100 million aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Meridian subordinated indenture. Wachovia expects to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Meridian subordinated indenture.

   The Trustee. The First National Bank of Chicago serves as trustee under the Meridian subordinated indenture. The First National Bank of Chicago maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business. The Meridian subordinated indenture provides for indemnification of Chase Manhattan Bank by Wachovia under certain circumstances.

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

Legacy Wachovia Subordinated Notes

  Legacy Wachovia 6 3/8% Subordinated Notes due 2003

   The Legacy Wachovia 6 3/8% Subordinated Notes due 2003 were issued on April 19, 1993 and will mature on April 15, 2003. The Legacy Wachovia 6 3/8% Subordinated Notes due 2003 are limited to $250 million aggregate principal amount.

   The Legacy Wachovia 6 3/8% Subordinated Notes due 2003 bear interest at the rate of 6 3/8% per year payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the preceding April 1 or October 1.

  Legacy Wachovia 6.80% Subordinated Notes

   The Legacy Wachovia 6.80% Subordinated Notes were issued on June 8, 1995 and will mature on June 1, 2005. The Legacy Wachovia 6.80% Subordinated Notes are limited to $250 million aggregate principal amount.

   The Legacy Wachovia 6.80% Subordinated Notes bear interest at the rate of 6.80% per year, payable semiannually on June 1 and December 1 of each year to the registered holders at the close of business on the preceding May 15 or November 15.

  Legacy Wachovia 6 1/4% Subordinated Notes

   The Legacy Wachovia 6 1/4% Subordinated Notes were issued on August 4, 1998 and will mature on August 4, 2008. The Legacy Wachovia 6 1/4% Subordinated Notes are limited to $350 million aggregate principal amount.

   The Legacy Wachovia 6 1/4% Subordinated Notes bear interest at the rate of 6.25% per year payable semiannually on August 4 and February 4 of each year to the registered holders at the close of business on the preceding business day.

  Legacy Wachovia 5 5/8% Subordinated Notes

   The Legacy Wachovia 5 5/8% Subordinated Notes were issued on December 21, 1998 and will mature on December 15, 2008. The Legacy Wachovia 5 5/8% Subordinated Notes are limited to $400 million aggregate principal amount.

   The Legacy Wachovia 5 5/8% Subordinated Notes bear interest at the rate of 5 3/8% per year, payable semiannually on June 15 and December 15 of each year to the registered holders at the close of business on the preceding business day.

  Legacy Wachovia 6 3/8% Subordinated Notes due 2009

   The Legacy Wachovia 6 3/8% Subordinated Notes were issued on January 19, 1994 and will mature on February 1, 2009. The Legacy Wachovia 6 3/8% Subordinated Notes due 2009 are limited to $250 million aggregate principal amount.

   The Legacy Wachovia 6 3/8% Subordinated Notes due 2009 bear interest at the rate of 6 3/8% per year, payable semiannually on February 1 and August 1 of each year to the registered holders at the close of business on the preceding January 15 or July 15.

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

  Legacy Wachovia 6.150% Subordinated Notes

   The Legacy Wachovia 6.150% Subordinated Notes were issued on March 15, 1999 and will mature on March 15, 2009. The Legacy Wachovia 6.150% Subordinated Notes are limited to $400 million aggregate principal amount.

   The Legacy Wachovia 6.150% Subordinated Notes bear interest at the rate of 6.150% per year, payable semiannually on September 15 and March 15 of each year to the registered holders at the close of business on the preceding business day.

  Legacy Wachovia 6.605% Subordinated Notes

   The Legacy Wachovia 6.605% Subordinated Notes were issued on October 5, 1995 and will mature on October 1, 2025. The Legacy Wachovia 6.605% Subordinated Notes are limited to $250 million aggregate principal amount.

   The Legacy Wachovia 6.605% Subordinated Notes bear interest at the rate of 6.605% per year, payable semiannually on May 1 and October 1 of each year to the registered holders at the close of business on the preceding April 15 or September 15.

   Redemption at Option of Holder. The 6.605% Subordinated Notes may be redeemed in whole or in part (in integral multiples of $1,000) at the option of the registered holders thereof on October 1, 2005 (or, if October 1, 2005 is not a business day, the next succeeding business day) at 100% of the principal amount to be redeemed, together with accrued interest to October 1, 2005. Under certain circumstances as specified in the relevant indenture, the 6.605% Subordinated Notes may be issued in definitive registered form. See "--Book-Entry System". If a registered holder of a 6.605% subordinated note in definitive registered form elects to exercise the redemption option with respect to such subordinated note or a portion thereof, such subordinated note must be received, together with the form entitled "Option to Elect Redemption" on the reverse side of the 6.605% subordinated note duly completed, by the trustee in Philadelphia, Pennsylvania, no earlier than August 1, 2005, and no later than 5:00 p.m., New York City time, on September 1, 2005 (or, if September 1, 2005 is not a business day, the next succeeding business day).

   The exercise of the redemption option by the registered holder of a 6.605% subordinated note will be irrevocable following receipt by the trustee of the "Option to Elect Redemption" form. Interest shall cease to accrue on October 1, 2005, on any 6.605% subordinated note or portion thereof as to which the redemption option has been exercised.

   If a 6.605% subordinated note is represented by a book-entry security, the depositary's nominee will be the holder thereof entitled to exercise a right of redemption. In order to ensure that the depositary's nominee will exercise in a timely manner a right to repayment with respect to a particular subordinated note, the beneficial owner of an interest in such subordinated note must instruct the broker or the direct or indirect participant through which it holds an interest in such subordinated note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each such beneficial owner should consult the broker or the direct or indirect participant through which it holds an interest in a book-entry security in order to ascertain the cut-off time by which such instruction must be given in order for timely notice to be delivered to the depositary.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any 6.605% subordinated note for redemption will be determined by Wachovia, whose determination will be final and binding. The deposit of the redemption price shall be made by Wachovia and received by the trustee no later than 10:00 a.m., New York City time, on October 1, 2005 (or, if October 1, 2005 is not a business day, the next succeeding business day). The redemption price shall be paid to those registered holders of 6.605% Subordinated

Notes who have properly exercised the right of optional redemption by check to the address as set forth on the security register. In the case of 6.605% Subordinated Notes represented by a book-entry security, the redemption price shall be paid to the depositary or successor or the depositary's nominee or successor nominee for distribution pursuant to the applicable book-entry procedures.

  Legacy Wachovia Subordinated Indentures

   The Legacy Wachovia 61/4% Subordinated Notes, Legacy Wachovia 5 5/8% Subordinated Notes and Legacy Wachovia 6.150% Subordinated Notes were issued under an indenture, dated as of July 15, 1998, between Legacy Wachovia and Chase Manhattan Bank, as trustee (the "July 15, 1998 indenture"). Wachovia, Legacy Wachovia and The Chase Manhattan Bank entered into a First Supplemental Indenture, dated as of August 31, 2001, evidencing the succession of Wachovia to Legacy Wachovia and the assumption by Wachovia of all obligations and covenants under the July 15, 1998 indenture.

   The Legacy Wachovia 6 3/8% Subordinated Notes due 2003, Legacy Wachovia 6.80% Subordinated Notes due 2005, Legacy Wachovia 6 3/8% Subordinated Notes due 2009 and Legacy Wachovia 6.605% Subordinated Notes due 2025 were issued under an Indenture dated as of March 1, 1993, between Legacy Wachovia and CoreStates Bank, National Association, as trustee (the "March 1, 1993 indenture"). Wachovia, Legacy Wachovia and The Chase Manhattan Bank, as successor to Mellon Bank, N.A., as successor to CoreStates Bank N.A., as trustee, entered into a First Supplemental Indenture, dated as of August 31, 2001, evidencing the succession of Wachovia to Legacy Wachovia and the assumption by Wachovia of all obligations and covenants under the March 1, 1993 indenture.

   We refer to each of the July 15, 1998 indenture and the March 1, 1993 indenture as a Legacy Wachovia subordinated indenture. The following is a description of the terms of each of the Legacy Wachovia subordinated indentures:

   Satisfaction and Discharge. Upon the direction of Wachovia, a Legacy Wachovia subordinated indenture will no longer be of any effect, except as to certain surviving rights, such as (i) the remaining rights of registration of transfer, substitution and exchange of the Legacy Wachovia subordinated notes issued under the Legacy Wachovia subordinated indenture, (ii) rights of holders of Legacy Wachovia subordinated notes issued under the indenture to receive payments of principal of, and premium, if any, and interest on such notes, and other rights, duties and obligations of such holders as beneficiaries with respect to the amounts, if any, deposited with the trustee, and (iii) the rights, obligations and immunities of the trustee, when:

   . either (a) all debt securities issued under the Legacy Wachovia subordinated indenture are delivered to the trustee for cancellation, or money is deposited in trust or segregated and held in trust by Wachovia, as provided in the Legacy Wachovia subordinated indenture, or (b) all debt securities issued under that indenture that have not been delivered to the trustee for cancellation become due and payable, will become due and payable at their maturity within one year, or if redeemable at the option of Wachovia, will be called for redemption within one year, and in each case under (b), Wachovia has deposits with the trustee as trust funds in trust for such purpose, money or obligations of, or obligations guaranteed by, the United States of America, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities;

   . Wachovia pays all other sums payable by it under the Legacy Wachovia subordinated indenture; and

   . Wachovia delivers to the trustee an officers' certificate and opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with.

   The trustee will execute proper instruments acknowledging satisfaction and discharge of the Legacy Wachovia subordinated indenture. (Section 401).

   Subordination. The obligations of Wachovia to make any payment of the principal of and premium, if any, and interest on the Legacy Wachovia subordinated notes will be subordinate and junior in right of payment to all Senior Indebtedness of Wachovia and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of Wachovia, to all Additional Senior Obligations. (Article Thirteen).

   The Legacy Wachovia subordinated indenture defines "Senior Indebtedness" as

   . any obligation of, or any obligation guaranteed by, Wachovia for repayment of borrowed money, and any deferred obligations for payment of the purchase price of property or assets acquired other than in the ordinary course of business regardless of when created, assumed or incurred, other than

     . the Legacy Wachovia subordinated notes;

     . any obligation which (a) ranks equally with the Legacy Wachovia subordinated notes in right of payment upon the happening of certain events (such as insolvency, liquidation, receivership, or similar proceedings) relating to Legacy Wachovia as a whole, and (b) is specifically designated as ranking on a parity with the Legacy Wachovia subordinated notes by express provision in the instrument creating or evidencing such obligation; and

     . any deferrals, renewals or extensions of any such Senior Indebtedness.

   The Legacy Wachovia subordinated indenture defines "Additional Senior Obligations" as all indebtedness of Wachovia, whether now outstanding or later created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, but Additional Senior Obligations do not include:

   . any claim in respect of Senior Indebtedness, or

   . any obligation

     . which (a) ranks junior to the Legacy Wachovia subordinated notes in right of payment upon the happening of certain events (such as insolvency, liquidation, receivership, or similar proceedings) relating to Wachovia as a whole, and (b) is specifically designated as ranking junior to the subordinated notes by express provision in the instrument creating or evidencing that obligation; and

     . which (a) ranks equally with and not prior to the Legacy Wachovia subordinated notes in right of payment upon the happening of certain events (such as insolvency, liquidation, receivership, or similar proceedings) relating to Wachovia as a whole, and (b) is specifically designated as ranking on a parity with the Legacy Wachovia subordinated notes by express provision in the instrument creating or evidencing such obligation.

   For purposes of this definition, "claim" has the meaning assigned to it in
Section 101(4) of the United States Bankruptcy Code of 1978. The Legacy Wachovia subordinated indenture does not limit or prohibit the incurrence of Senior Indebtedness or Additional Senior Obligations.

   As of June 30, 2001, Wachovia had $3.8 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Legacy Wachovia subordinated indenture. Wachovia expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Legacy Wachovia subordinated indenture.

   The Legacy Wachovia subordinated notes will be subordinate in right of payment to all Senior Indebtedness, as provided in the Legacy Wachovia subordinated indenture. No payment of the principal of and premium, if any, or interest in respect of the subordinated securities may be made if there shall have occurred and be continuing a default in payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness that results in the acceleration of its maturity.

   Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Wachovia as a whole, whether voluntary or involuntary,

   . the holders of all Senior Indebtedness will first be entitled to receive payment in full before the holders of the Legacy Wachovia subordinated notes will be entitled to receive any payment of the principal of and premium, if any, or interest on the Legacy Wachovia subordinated notes, and

   . if after the procedure described in the bullet point above,

     . any cash, property or securities remain available for payment or distribution in respect of the subordinated securities ("Excess Proceeds"), and

     . creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due or payment of those amounts has not been duly provided for,

then those Excess Proceeds will first be applied to pay in full all the Additional Senior Obligations before any payment may be made on the Legacy Wachovia subordinated notes.

   If the holders of Legacy Wachovia subordinated notes receive payment and are aware at the time of receiving payment that all Senior Indebtedness and Additional Senior Obligations have not been paid in full, then that payment will be held in trust for the benefit of the holders of Senior Indebtedness and/or Additional Senior Obligations, as the case may be. (Section 1301). By reason of this subordination, in the event of insolvency, holders of the Legacy Wachovia subordinated notes may recover less, proportionately, than holders of Senior Indebtedness and holders of Additional Senior Obligations.

   Events of Default. The Legacy Wachovia subordinated indenture with respect to any series of Legacy Wachovia subordinated notes defines an "Event of Default" as any one of the following events (whatever the reason and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental entity or, with respect to the subordinated notes, whether it is occasioned by the subordination provisions of the Legacy Wachovia subordinated indenture):

   . failure, for 30 days, to pay any interest on any security of that series when due and payable, whether or not the subordination provisions of the Legacy Wachovia subordinated indenture prohibit that payment;

   . failure to pay principal of or any premium on any security of that series when due;

   . failure to deposit any sinking fund payment, when due, in respect of any security of that series whether or not the subordination provisions of the Legacy Wachovia subordinated indenture prohibit that payment;

   . failure, for 60 days after written notice, to perform any other covenants or warranties of Wachovia in the Legacy Wachovia subordinated indenture solely for the benefit of a series of securities under it other than that series;

   . the entry of a decree or order for relief in respect of Wachovia by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of that decree or order unstayed and in effect for 60 consecutive days;

   . the commencement by Wachovia of a voluntary case under Federal or state bankruptcy laws or the consent by Wachovia to the entry of a decree or order for relief in an involuntary case under such laws;

   . any other Event of Default provided with respect to securities of that series. (Section 501).

   Limited Rights of Acceleration. The payment of the principal of the Legacy Wachovia subordinated notes may be accelerated only if there is an Event of Default as described in the fifth or sixth bullet points above (a "Bankruptcy Event of Default") and there is no right of acceleration of the payment of principal of the

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

subordinated securities of that series upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Legacy Wachovia subordinated notes or the Legacy Wachovia subordinated indenture.

   If a Bankruptcy Event of Default with respect to Legacy Wachovia subordinated notes of any series at the time outstanding occurs and continues, either the trustee or the holders of at least 25% in aggregated principal amount of the outstanding Legacy Wachovia subordinated notes of that series may declare the principal amount of all Legacy Wachovia subordinated notes of that series due and payable immediately. At any time after a declaration of acceleration with respect to Legacy Wachovia subordinated notes of any series, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding Legacy Wachovia subordinated notes of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502).

   General. If there is a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the Legacy Wachovia subordinated notes or the Legacy Wachovia subordinated indenture, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of that principal, premium, if any, or interest, if any, or to obtain the performance of that covenant or agreement or any other proper remedy. (Section 503). Under certain circumstances, the trustee may withhold notice of a default to the holders of the Legacy Wachovia subordinated notes if the trustee in good faith determines that the withholding of that notice is in the best interest of the holders, and the trustee will withhold the notice for certain defaults for a period of 30 days. (Section 602).

   The Legacy Wachovia subordinated indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee does not have to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable security or indemnity. (Section 603). Subject to the above sentence and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding Legacy Wachovia subordinated notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the securities of that series. (Section 512).

   A holder of any Legacy Wachovia subordinated notes of any series may institute any proceeding with respect to the Legacy Wachovia subordinated indenture, or for the appointment of a receiver or trustee or for any remedy relating to that appointment,

   . the holders must have given to the trustee written notice of a continuing
     Event of Default,

   . the holders of at least 25% in aggregated principal amount of the outstanding Legacy Wachovia subordinated notes of that series have made written request, and offered reasonable indemnity, to the trustee to institute such a proceeding as trustee,

   . the holders of a majority in aggregate principal amount of the outstanding
     Legacy Wachovia subordinated notes of that series have not given a direction inconsistent with the written request, and

   . the trustee has failed to institute the proceeding within 60 days.
     (Section 507).

   The above limitations do not apply to a suit instituted by a holder of a Legacy Wachovia subordinated note for enforcement of payment of the principal of and premium, if any, or interest on the Legacy Wachovia subordinated note on or after the respective due dates described in the Legacy Wachovia subordinated note. (Section 508).

   We are required to furnish to each trustee annually a statement as to the performance by us of certain of our obligations under the Legacy Wachovia subordinated indenture and as to any default in such performance. (Section
1005).

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

   Modification and Waiver. Wachovia and the trustee may modify and amend the Legacy Wachovia subordinated indenture with the consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding Legacy Wachovia subordinated notes of each series issued under the Legacy Wachovia subordinated indenture and affected by the modification or amendment, but no such modification or amendment provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding subordinated note of the series affected by the modification or amendment

   . change the maturity date of the principal of, or any installment of principal of or interest on, any Legacy Wachovia subordinated note of that series;

   . reduce the principal amount of or premium, if any, or interest on, any Legacy Wachovia subordinated note of any series;

   . change the place or currency of payment of principal of or the premium, if any, or interest on any Legacy Wachovia subordinated note of that series;

   . impair the right to institute suit for the enforcement of any payment on any Legacy Wachovia subordinated note of such series on or after its maturity date (or, in the case of redemption, on or after the redemption date);

   . modify the subordination provisions in a manner adverse to the holders of the Legacy Wachovia subordinated notes of that series; or

   . reduce the percentage in principal amount of outstanding Legacy Wachovia subordinated notes of any series, the consent of whose holders is required for modification or amendment of the Legacy Wachovia subordinated indenture or for waiver of compliance with certain provisions of the Legacy Wachovia subordinated indenture or for waiver of certain defaults. (Section 902).

   The holders of at least a 66 2/3% in aggregate principal amount of the outstanding Legacy Wachovia subordinated notes of any series may, on behalf of all holders of that series, waive compliance by Wachovia with certain restrictive provisions of the applicable subordinated indenture. (Section
1006). The holders of a majority in aggregate principal amount of the outstanding Legacy Wachovia subordinated notes of any series may, on behalf of all holders of that series, waive any past default under the applicable subordinated indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants. (Section 513).

   Consolidation, Merger and Sale of Assets. Under the Legacy Wachovia subordinated indenture, Wachovia may not consolidate with or merge into any other corporation or sell, convey, exchange, transfer or lease its properties and assets substantially as an entirety to any person, unless

   . any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction;

   . any such successor or purchaser expressly assumes Wachovia's obligations on the securities and under the subordinated indenture;

   . immediately after the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, occurs and continues; and

   . certain other conditions are met. (Section 801).

   Reports by Wachovia. Within 120 days after the end of each fiscal year, Wachovia must deliver to the trustee a certificate as to Wachovia's compliance with all conditions and covenants under the Legacy Wachovia subordinated indenture. Within ten business days of Wachovia's becoming aware of any default or event of default, Wachovia must deliver to the trustees written notice of the occurrence of the default or event of default, unless it has been cured within the ten-day period. (Section 1005).

   The Trustees. The Chase Manhattan Bank serves as trustee under the July 15, 1998 indenture. The July 15, 1998 indenture provides for indemnification of Chase Manhattan Bank by Wachovia under certain

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

circumstances. CoreStates Bank, National Association is the trustee under the March 1, 1993 indenture. CoreStates Bank, National Association maintains a deposit account and conducts other banking transactions with the Corporation and its subsidiaries in the ordinary course of business. The March 1, 1993 indenture provides for indemnification of CoreStates Bank, National Association by Wachovia under certain circumstances.

Central Fidelity Subordinated Notes

  Central Fidelity 8.15% Subordinated Notes

   The Central Fidelity 8.15% Subordinated Notes were issued on November 25, 1992 and will mature on November 15, 2002. The Central Fidelity 8.15% Subordinated Notes are limited to $150 million aggregate principal amount.

   The Central Fidelity 8.15% Subordinated Notes bear interest at the rate of 8.15% per year payable semiannually on May 15 and November 15 of each year to the registered holders at the close of business on the preceding May 1 or November 1.

  Central Fidelity Subordinated Indenture

   The Central Fidelity subordinated notes were issued under an Indenture dated as of November 18, 1992, between Central Fidelity Banks, Inc. and Chemical Bank, as trustee (the "Central Fidelity subordinated indenture"). Legacy Wachovia, Central Fidelity Banks, Inc. and The Chase Manhattan Bank, as successor to Chemical Bank, as trustee, entered into a First Supplemental Indenture, dated as of December 15, 1997. Wachovia, Legacy Wachovia and The Chase Manhattan Bank entered into a Second Supplemental Indenture, dated as of August 31, 2001, evidencing the succession of Wachovia to Legacy Wachovia and the assumption by Wachovia of all obligations and covenants under the Central Fidelity subordinated indenture.

   The following is a description of the terms of the Central Fidelity subordinated indenture:

   Satisfaction and Discharge. Upon the direction of Wachovia, the Central Fidelity subordinated indenture will no longer be of any effect, except as to the surviving rights described below, when:

   . either (a) all debt securities and any related coupons issued under the Central Fidelity subordinated indenture are delivered to the trustee for cancellation as provided in the Central Fidelity subordinated indenture or
     (b) all debt securities and any related coupons issued under the Central Fidelity subordinated indenture that have not been delivered to the trustee for cancellation become due and payable, will become due and payable, will become due and payable at their maturity within one year, or if redeemable at the option of Wachovia, will be called for redemption within one year, and in each case under (b), Wachovia has deposits with the trustee as trust funds in trust for such purpose, money or obligations of, or obligations guaranteed by, the United States of America, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities;

   . Wachovia pays all other sums payable by it; and

   . Wachovia delivers to the trustee an officers' certificate and opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with. (Section 14.01).

   Subordination. The obligation of Wachovia to make any payment of principal or interest on the Central Fidelity subordinated notes, to the extent set forth in the Central Fidelity subordinated indenture, will be subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness (as defined below). Upon any distribution of assets of Wachovia in any dissolution, winding up, liquidation or reorganization of Wachovia, the holders of Senior Indebtedness are entitled to receive payment in full of principal of and any interest on such notes (except that holders of the Central Fidelity subordinated notes,

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

in a reorganization or readjustment of Wachovia, may receive securities of Wachovia or any other corporation provided for by a plan or reorganization or readjustment, which securities are subordinated to the payment of all Senior Indebtedness and any securities received in lieu of Senior Indebtedness, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the Central Fidelity subordinated notes). (Section 3.03). The dissolution, winding up, liquidation or reorganization of Wachovia following a conveyance, transfer or lease of its properties and assets substantially as an entirety in compliance with the terms described above under "--Consolidation, Merger and Sale of Assets" will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose. (Section 3.03(d)). In addition, Wachovia may not pay principal of, or interest on, the Central Fidelity subordinated notes and may not acquire any Central Fidelity subordinated notes for cash or property other than capital stock of Wachovia if: (1) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity; and (2) such default is the subject of judicial proceedings or Wachovia receives written notice of such default from a representative of all holders of such Senior Indebtedness. If Wachovia receives any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for such purpose. Wachovia may resume payments on the Central Fidelity subordinated notes and may acquire them when: (i) such default is cured or waived or shall have ceased to exist or the Senior Indebtedness to which such default relates shall have been paid in full in cash or cash equivalent; or (ii) if such default is not the subject of judicial proceedings, 120 days pass after such written notice is received by Wachovia. (Section 3.02(b)).

   By reason of this subordination, in the event of Wachovia's insolvency, holders of Senior Indebtedness may receive more, ratably, and holders of the Central Fidelity subordinated notes may receive less, ratably, than other creditors of Wachovia. However, such subordination will not prevent the occurrence of any Event of Default. (Section 3.12).

   The Central Fidelity subordinated indenture does not restrict the incurrence of additional Senior Indebtedness.

   The Central Fidelity subordinated indenture defines "Senior Indebtedness" as

   . all obligations of Wachovia to its creditors, regardless of when incurred, other than

     . any obligation as to which, in the instrument creating or evidencing the same or pursuant to which it is outstanding, it is provided that such obligation is not Senior Indebtedness; and

     . any obligation evidenced by securities issued pursuant to the Central
       Fidelity subordinated indenture.

   As of June 30, 2001, Wachovia had $150 million aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Central Fidelity subordinated indenture. Wachovia expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Central Fidelity subordinated indenture.

   Events of Default. The Central Fidelity subordinated indenture defines an "Event of Default" with respect to the Central Fidelity subordinated notes as any one of the following events unless it is inapplicable to a particular series:

   . failure, for 30 days, to pay any interest on any of Central Fidelity subordinated notes when due and payable;

   . failure to pay principal of or any premium on any of Central Fidelity subordinated notes when due;

   . failure to deposit any sinking fund payment, when due, in respect of any of Central Fidelity subordinated notes that series;

   . failure to discharge indebtedness or a declaration of indebtedness within 15 days after written notice by the trustee or holders of at least 25% in aggregate principal amount of the outstanding amount of the notes, at least $2 million of which is past due or which has become due and payable and results from a default or event of default as defined in any mortgage, indenture, loan agreement or instrument under which Wachovia or any subsidiary has borrowed or been issued, or secured or evidenced indebtedness;

   . failure to discharge or stay within 90 days (or failure to discharge within 90 days after the expiration of any such stay) the entrance of a final judgment or judgments or order or orders in excess of $2 million against Wachovia or any subsidiary banks;

   . failure, for 90 days after written notice by the trustee or holders of at least 25% in aggregate principal amount of the outstanding amount of the notes, to perform any other covenants or agreements of Wachovia in the Central Fidelity subordinated indenture or in the Central Fidelity subordinated notes (other than a covenant included in the Central Fidelity subordinated indenture solely for the benefit of a series of securities under it other than the Central Fidelity subordinated notes);

   . the entry of a decree or order for relief, or appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) in respect of Wachovia or any of its principal constituent banks or for any substantial part of its property, or the order of the winding up or liquidation of its affairs, by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of that decree or order unstayed and in effect for 60 consecutive days; or

   . the commencement by Wachovia or any of its principal constituent banks of a voluntary case under Federal or state bankruptcy laws, or the consent by Wachovia to the entry of a decree or order for relief in an involuntary case under such laws, or the consent by Wachovia to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Wachovia or any of its principal constituent banks or for any substantial part of its property, or any general assignment by Wachovia for the benefit of creditors, or the failure by Wachovia generally to pay its debts as they become due, or the taking of any corporate action in furtherance of the foregoing. (Section 5.01).

   Limited Rights of Acceleration. There are limited rights of acceleration in an Event of Default. The payment of the principal of the Central Fidelity subordinated notes may be accelerated only if there is an Event of Default as described in the final two bullet points above (an "Acceleration Event"). There is no right of acceleration of the payment of principal of the Central Fidelity subordinated notes of that series upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Central Fidelity subordinated notes or the Central Fidelity subordinated indenture. (Section 5.01).

   If a Bankruptcy Event of Default with respect to the Central Fidelity subordinated notes at the time outstanding occurs and continues, either the trustee or the holders of at least 25% in aggregated principal amount of the outstanding Central Fidelity subordinated notes may declare the principal amount of all such notes due and payable immediately. At any time after a declaration of acceleration with respect to the Central Fidelity subordinated notes, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in aggregate principal amount of such notes may, under certain circumstances, rescind and annul that acceleration. (Section 5.01).

   General. If there is a default in the payment of principal, premium, if any, or interest, if any, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of that principal, premium, if any, or interest, if any. (Section 5.02(b)). Under certain circumstances, the trustee may withhold notice of a default to the holders of the Central Fidelity subordinated notes if and so long as the trustee in good faith determines that the withholding of that notice is in the best interest of the holders. (Section 5.08).

   The Central Fidelity subordinated indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee is not required to exercise any of its rights or powers under the Central Fidelity subordinated indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable security or indemnity. (Section 6.02(d)). Subject to the above sentence and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding Central Fidelity subordinated notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such notes. (Section 5.07).

   We are required to furnish to the trustee annually a statement as to the performance by us of certain of our obligations under the Central Fidelity subordinated indenture and as to any default in such performance, and a list of all principal constituent banks. (Section 4.04).

   Modification and Waiver. Wachovia and the trustee may modify and amend the Central Fidelity subordinated indenture with the consent of the holders of at least a majority in aggregate principal amount of the Central Fidelity subordinated notes, but no such modification or amendment may, without the consent of the holders of each Central Fidelity Subordinated Note affected by the modification or amendment

   . change the maturity date of the principal of, or the premium, if any, or any installment of interest on, any Central Fidelity Subordinated Note;

   . reduce the principal amount of or premium, if any, or interest on, any Central Fidelity Subordinated Note;

   . change the place or currency of payment of principal of or the premium, if any, or interest on any Central Fidelity Subordinated Note;

   . impair the right to institute suit for the enforcement of any payment on any Central Fidelity Subordinated Note on or after its maturity date;

   . modify the subordination provisions in a manner adverse to the holders of the Central Fidelity subordinated notes;

   . modify the provisions of the Central Fidelity subordinated indenture that provide for the rescission and annulment of a declaration accelerating the maturity date of the Central Fidelity Subordinated Notes; or

   . reduce the percentage in principal amount of the outstanding Central
     Fidelity subordinated notes, the consent of whose holders is required for modification or amendment of the Central Fidelity subordinated indenture or for waiver of compliance with certain provisions of the Central Fidelity subordinated indenture or for waiver of certain defaults. (Section 9.02).

   Prior to any acceleration of the Central Fidelity subordinated notes, the holders of a majority in aggregate principal amount of the notes may, on behalf of all holders of the notes, waive any past default under the Central Fidelity subordinated indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants. (Section 5.07(b)). In addition, the holders of a majority in aggregate principal amount of the Central Fidelity subordinated notes may rescind a declaration of acceleration of the notes before any judgment has been obtained if (a) Wachovia pays the trustee certain amounts due the trustee plus all matured installments of principal of and any interest on the notes (other than installments due by acceleration) and interest on the overdue installments to the extent provided in the Central Fidelity subordinated indenture and (b) all other defaults with respect to the notes under the Central Fidelity subordinated indenture have been cured or waived. (Section 5.01).

   Consolidation, Merger and Sale of Assets. Under the Central Fidelity subordinated indenture, Wachovia may not consolidate with or merge into any other corporation or sell, convey, transfer or lease its properties and assets substantially as an entirety to any person, unless

   . any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction;

   . any such successor or purchaser expressly assumes Wachovia's obligations on the Central Fidelity subordinated notes and under the Central Fidelity subordinated indenture;

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

   . immediately after the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

   . certain other conditions are met. (Section 10.01).

   Control by Holders. The holders of a majority in principal amount of the Central Fidelity subordinated notes have the right to direct the time, method and place of conducting any proceeding or power conferred on the trustee with respect to the notes, as long as any direction is not in conflict with any rule of law or the applicable indenture. The trustee may take any other action deemed proper by such trustee which is not inconsistent with the direction. (Section 5.07).

   No holder of any Central Fidelity subordinated notes or any related coupon holder may institute any proceeding with respect to the Central Fidelity subordinated indenture, or for the appointment of a receiver or trustee or for any other remedy under the Central Fidelity subordinated indenture, unless:

   . the holders have given to the trustee written notice of a continuing Event of Default;

   . the holders of at least 25% in aggregate principal amount of the outstanding Central Fidelity subordinated notes have made written request, and offered reasonable indemnity, to the trustee to institute such a proceeding as trustee;

   . the holders of a majority in aggregate principal amount of the outstanding
     Central Fidelity subordinated notes have not given a direction inconsistent with the written request; and

   . the trustee has failed to institute the proceeding within 60 days.
     (Section 5.04).

   The above limitations do not apply to a suit instituted by a holder of a Central Fidelity subordinated note for enforcement of payment of the principal of and premium, if any, or interest on the note on or after the respective due dates described in the note. (Section 5.04).

   Reports by Wachovia. Within 120 days after the end of each calendar year, Wachovia must deliver to the trustee a certificate as to Wachovia's compliance with all conditions and covenants under the Central Fidelity subordinated indenture. Within five business days after the occurrence of:

   . failure to deposit any sinking fund payment, when due, in respect of any Central Fidelity subordinated note;

   . failure to discharge indebtedness or a declaration of indebtedness within 15 days after written notice, at least $2 million of which is past due or which has become due and payable and results from a default or event of default as defined in any mortgage, indenture, loan agreement or instrument under which Wachovia or any subsidiary has borrowed or been issued, or secured or evidenced indebtedness;

which with the giving of notice or the lapse of time or both would be an Event of Default, Wachovia must deliver to the trustee written notice of the occurrence of such event. (Section 4.04).

   The Trustee. The Chase Manhattan Bank serves as trustee under the Central Fidelity subordinated indenture. The Chase Manhattan Bank maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business. The Central Fidelity subordinated indenture provides for indemnification of the Chase Manhattan Bank under certain circumstances.

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

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

   The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

   . First Union Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

   . First Union Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 (as amended on June 26, 2001) and June 30, 2001;

   . First Union Corporation's Current Reports on Form 8-K dated January 18,
     2001, April 15, 2001, April 16, 2001 (as amended on June 25, 2001), May
     15, 2001 (as amended on June 25, 2001), July 12, 2001, July 20, 2001,
     August 30, 2001, September 1, 2001 and October 23, 2001.

   . All documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering.

   You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

          Corporate Relations
          Wachovia Corporation
          One First Union Center
          301 South College Street
          Charlotte, North Carolina 28288-0206
          Telephone: (704) 374-6782

                                    EXPERTS

   The consolidated balance sheets of Wachovia as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, included in Wachovia's 2000 Annual Report to Stockholders which is included in Wachovia's Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated by reference in this prospectus, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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

   The restated audited financial statements of Legacy Wachovia at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in Wachovia's Current Report on Form 8-K dated August 30, 2001 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors. The restated audited financial statements referred to above are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                             PLAN OF DISTRIBUTION

   This prospectus will be used by First Union Securities, Inc., an indirect, wholly-owned subsidiary of Wachovia, in connection with offers and sales related to market-making and other transactions in the debt securities. First Union Securities, Inc. may act as principal or agent in such transactions. Sales will be made at prices relating to prevailing market prices at the time of sale or otherwise. First Union Securities, Inc. will not receive any compensation from Wachovia for engaging in those transactions.

   Wachovia conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name of "Wachovia Securities." Any reference to "Wachovia Securities" is not intended to be a reference to Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia and sister affiliate of First Union Securities, Inc., which is not participating in the market-making transactions.

                            VALIDITY OF SECURITIES

   The validity of the debt securities of Legacy Wachovia and the assumptions of those debt securities by Wachovia has been passed upon for Wachovia by Ross
E. Jeffries, Esq., Senior Vice President and Assistant General Counsel of Wachovia. Mr. Jeffries owns shares of Wachovia's common stock and holds options to purchase additional shares of such common stock.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and the NASD fee), other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this registration statement.

                                                      Amount
                                                    to be paid
                                                    ----------
Registration fee...............................      $      0
Printing expenses..............................       150,000
Accounting fees................................        15,000
Legal fees and expenses........................       175,000
Blue sky and legal investment fees and expenses         4,000
                                                -    --------
   Total.......................................      $344,000
                                                =    ========

Item 15. Indemnification of Directors and Officers.

   Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBC Act") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

   Wachovia's Bylaws provide for the indemnification of Wachovia's directors and executive officers by Wachovia against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of Wachovia. Wachovia's articles of incorporation provide for the elimination of the personal liability of each director of Wachovia to the fullest extent permitted by the provisions of the NCBC Act, as the same may from time to time be in effect.

   Wachovia maintains directors and officers liability insurance. In general, the policy insures (i) Wachovia's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) Wachovia against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

   Under agreements which may be entered into by Wachovia, certain controlling persons, directors and officers of Wachovia may be entitled to indemnification by underwriters and agents who participate in the distribution of Debt Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit No.                                         Description
-----------                                         -----------
(4)(a)(i)   --Copy of the CoreStates subordinated indenture (Incorporated by reference to Exhibit 4.2 to CoreStates' Current Report on Form 8-K dated January 29, 1991).

(4)(a)(ii)  --Copy of the assumption of the CoreStates subordinated indenture (Incorporated by reference to Exhibit 4(a)(ii) to the Registrant's Registration Statement No. 333-70489).

(4)(a)(iii) --Specimen of CoreStates 9 3/8% subordinated note (Incorporated by reference to Exhibit 4 to CoreStates' Current Report on Form 8-K dated April 21, 1991).

(4)(a)(iv)  --Specimen of CoreStates 6 5/8% subordinated note (Incorporated by reference to Exhibit 4 to CoreStates' Current Report on Form 8-K dated March 18, 1993).

(4)(a)(v)   --Specimen of CoreStates 5 7/8% subordinated note (Incorporated by reference to Exhibit 4 of CoreStates' Current Report on Form 8-K dated October 21, 1993).

(4)(a)(vi)  --Form of CoreStates subordinated medium-term note (Incorporated by reference to
              Exhibit 4(f) to CoreStates' Registration Statement No. 33-54049).

(4)(b)(i)   --Copy of the Meridian subordinated indenture (Incorporated by reference to Exhibit 4.1 to
              Meridian's Registration Statement No. 33-45562).

(4)(b)(ii)  --Copy of the assumption of the Meridian subordinated indenture (Incorporated by reference to Exhibit 4(c)(ii) to the Registrant's Registration Statement No. 333-70489).

(4)(c)(i)   --Copy of the First Fidelity subordinated indenture (Incorporated by reference to Exhibit
              4.3 to First Fidelity's Registration Statement No. 33-21480 and Exhibit No. 4.1 to Post-
              Effective Amendment No. 1 to Registration Statement No. 33-21480).

(4)(c)(ii)  --Copy of the first assumption of the First Fidelity subordinated indenture (Incorporated by reference to Exhibit 4(e)(ii) to the Registrant's Registration Statement No. 333-70489).

(4)(c)(iii) --Copy of the second assumption of the First Fidelity subordinated indenture (Incorporated by reference to Exhibit 4(e)(iii) to the Registrant's Registration Statement No. 333-
              70489).

(4)(d)(i)   --Copy of the Central Fidelity Subordinated Indenture (Incorporated by reference to
              Exhibit 4.1 to Central Fidelity's Current Report on Form 8-K dated November 18, 1992).

(4)(d)(ii)  --Copy of the First Supplemental Indenture, amending the indenture described in Exhibit
              (4)(d)(i) hereto.

(4)(d)(iii) --Copy of the Second Supplemental Indenture, amending the indenture described in
              Exhibits (4)(d)(i) and (4)(d)(ii) hereto.

(4)(d)(iv)  --Specimen of Central Fidelity 8.15% Subordinated Note due 2002.

(4)(e)(i)   --Copy of the Legacy Wachovia Subordinated Indenture dated as of March 1, 1993
              (Incorporated by reference to Exhibit 4(a) to Legacy Wachovia's Registration Statement
              No. 33-59206).

(4)(e)(ii)  --Copy of the First Supplemental Indenture, amending the indenture described in Exhibit
              (4)(e)(i) hereto.

(4)(e)(iii) --Specimen of Legacy Wachovia 6 3/8% Subordinated Notes due 2003.

(4)(e)(iv)  --Specimen of Legacy Wachovia 6.80% Subordinated Note due 2005.

(4)(e)(v)   --Specimen of Legacy Wachovia 6 3/8% Subordinated Notes due 2009.

(4)(e)(vi)  --Specimen of Legacy Wachovia 6.605% Subordinated Note due October 1, 2025.

(4)(f)(i)   --Copy of the Legacy Wachovia Subordinated Indenture dated as of July 15, 1998
              (Incorporated by reference to Exhibit 4(b) to Legacy Wachovia's Registration Statement
              No. 333-59165).

(4)(f)(ii)  --Copy of the First Supplemental Indenture, amending the indenture described in
              Exhibit (4)(f)(i) hereto.

Exhibit No.                                        Description
-----------                                        -----------

(4)(f)(iii) --Specimen of Legacy Wachovia 61/4% Subordinated Notes due August 4, 2008.

(4)(f)(iv)  --Specimen of Legacy Wachovia 5 5/8% Subordinated Notes due December 15, 2008.

(4)(f)(v)   --Specimen of Legacy Wachovia 6.150% Subordinated Notes due March 15, 2009.

(4)(g)(i)   --Copy of the Legacy Wachovia Senior Indenture dated as of August 15, 1996
              (Incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Legacy
              Wachovia's Registration Statement No. 33-06280).

(4)(g)(ii)  --Copy of the First Supplemental Indenture, amending the indenture described in Exhibit
              (4)(g)(i) hereto.

(4)(g)(iii) --Specimen of Legacy Wachovia 6.925% Senior Note due October 15, 2003.
(4)(g)(iv)  --Specimen of Legacy Wachovia 6.70% Global Senior Note due June 21, 2004.

(4)(g)(v)   --Specimen of Legacy Wachovia 7.45% Global Senior Notes due July 15, 2005.

(4)(g)(vi)  --Specimen of Legacy Wachovia 6.625% Senior Notes due November 15, 2006.

(5)         --Opinion of Ross E. Jeffries, Esq.

(8)         --Opinion of Sullivan & Cromwell re Tax Matters.

(12)        --Statement re computations of consolidated ratios of earnings to fixed charges.

(23)(a)     --Consent of KPMG LLP.

(23)(b)     --Consent of Ernst & Young LLP.

(23)(c)     --Consent of Ross E. Jeffries, Esq. (Included in Exhibit (5)).
(23)(d)     --Consent of Sullivan & Cromwell (Included in Exhibit (8)).

(24)        --Power of Attorney.

(25)(a)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of l939 of the
              CoreStates Subordinated Trustees (Incorporated by reference to Exhibit 26(b) to
              CoreStates' Registration Statement No. 33-57034 and Exhibit 26(b) to CoreStates'
              Registration Statement No. 33-54049).

(25)(b)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
              Subordinated Trustee (Incorporated by reference to Exhibit 26.1 to Meridian's
              Registration Statement No. 33-58690).

(25)(c)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the First
              Fidelity Subordinated Trustee (Incorporated by reference to Exhibit 26.1 to First
              Fidelity's Registration Statement No. 33-21480).

(25)(d)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Central
              Fidelity Subordinated Trustee (Incorporated by reference to Exhibit 26 to Amendment
              No. 1 to Central Fidelity's Registration Statement No. 33-53884).

(25)(e)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the
              Subordinated Trustee under the Legacy Wachovia Subordinated Indenture dated as of
              March 1, 1993 (Incorporated by reference to Exhibit 25 to Legacy Wachovia's
              Registration Statement No. 33-59206).

(25)(f)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the
              Subordinated Trustee under the Legacy Wachovia Subordinated Indenture dated as of
              July 15, 1998 (Incorporated by reference to Exhibit 25(b) to Legacy Wachovia's
              Registration Statement No. 333-59165).

(25)(g)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Senior
              Trustee under the Legacy Wachovia Senior Indenture dated as of August 15, 1996
              (Incorporated by reference to Exhibit 25(a) to Legacy Wachovia's Registration
              Statement No. 333-59165).

   Item 17. Undertakings.

    A. Undertakings to Update Annually.

       (1)The undersigned registrant hereby undertakes:

           (A)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)To include any prospectus required by Section l0(a)(3) of the
                 Securities Act of 1933 (as amended, the "Securities Act');

             (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(A)(i) and (l)(A)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement;

           (B)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (2)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 24, 2001.

                                          WACHOVIA CORPORATION

                                          By:  /S/ MARK C. TREANOR
                                             -----------------------------------
                                             Name: Mark C. Treanor
                                             Title:  Executive Vice President
                                             Secretary and General Counsel
   Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

       Signature                           Capacity
       ---------                           --------

 G. KENNEDY THOMPSON*   President, Chief Executive Officer and Director
-----------------------
  G. Kennedy Thompson

 LESLIE M. BAKER JR.*   Chairman and Director
-----------------------
  Leslie M. Baker Jr.

   ROBERT P. KELLY*     Executive Vice President and
-----------------------   Chief Financial Officer
    Robert P. Kelly

   DAVID M. JULIAN*     Senior Vice President and Corporate Controller
-----------------------   (Principal Accounting Officer)
    David M. Julian

  F. DUANE ACKERMAN*    Director
-----------------------
   F. Duane Ackerman

   JAMES S. BALLOUN*    Director
-----------------------
   James S. Balloun

   ROBERT J. BROWN*     Director
-----------------------
    Robert J. Brown

  PETER C. BROWNING*    Director
-----------------------
   Peter C. Browning

 JOHN T. CASTEEN III*   Director
-----------------------
  John T. Casteen III

WILLIAM H. GOODWIN JR.* Director
-----------------------
William H. Goodwin Jr.

   ROBERT A. INGRAM*    Director
-----------------------
   Robert A. Ingram

                              Signature          Capacity
                              ---------          --------

                          RADFORD D. LOVETT*     Director
                      --------------------------
                          Radford D. Lovett

                         MACKEY J. MCDONALD*     Director
                      --------------------------
                          Mackey J. McDonald

                           JOSEPH NEUBAUER*      Director
                      --------------------------
                           Joseph Neubauer

                         LLOYD U. NOLAND III*    Director
                      --------------------------
                         Lloyd U. Noland III

                            RUTH G. SHAW*        Director
                      --------------------------
                             Ruth G. Shaw

                           LANTY L. SMITH*       Director
                      --------------------------
                            Lanty L. Smith

                        JOHN C. WHITAKER JR.*    Director
                      --------------------------
                         John C. Whitaker Jr.

                          DONA DAVIS YOUNG*      Director
                      --------------------------
                           Dona Davis Young

                      *By:  /S/  MARK C. TREANOR
                      --------------------------
                        Name: Mark C. Treanor
                            Attorney-in-Fact

Dated: October 24, 2001

                                 EXHIBIT INDEX

Exhibit
No.                                          Description
---                                          -----------
(4)(a)(i)   --Copy of the CoreStates subordinated indenture. (Incorporated by reference to Exhibit 4.2 toCoreStates' Current Report on Form 8-K
              dated January 29, 1991.)
(4)(a)(ii)  --Copy of the assumption of the CoreStates subordinated indenture.
              (Incorporated by referenceto Exhibit 4(a)(ii) to the Registrant's
              Registration Statement No. 333-70489.)
(4)(a)(iii) --Specimen of CoreStates 9 3/8% subordinated note. (Incorporated by reference to Exhibit 4 toCoreStates' Current Report on Form 8-K dated
              April 21, 1991.)
(4)(a)(iv)  --Specimen of CoreStates 6 5/8% subordinated note. (Incorporated by reference to Exhibit 4 toCoreStates' Current Report on Form 8-K dated
              March 18, 1993.)
(4)(a)(v)   --Specimen of CoreStates 5 7/8% subordinated note. (Incorporated by reference to Exhibit 4 ofCoreStates' Current Report on Form 8-K dated
              October 21, 1993.)
(4)(a)(vi)  --Form of CoreStates subordinated medium-term note. (Incorporated by reference to Exhibit4(f) to CoreStates' Registration Statement No.
              33-54049.)
(4)(b)(i)   --Copy of the Meridian subordinated indenture. (Incorporated by reference to Exhibit 4.1 toMeridian's Registration Statement No.
              33-45562.)
(4)(b)(ii)  --Copy of the assumption of the Meridian subordinated indenture.
              (Incorporated by reference toExhibit 4(c)(ii) to the Registrant's
              Registration Statement No. 333-70489.)
(4)(c)(i)   --Copy of the First Fidelity subordinated indenture. (Incorporated by reference to Exhibit 4.3 toFirst Fidelity's Registration Statement
              No. 33-21480 and Exhibit No. 4.1 to Post-EffectiveAmendment No. 1 to
              Registration Statement No. 33-21480.)
(4)(c)(ii)  --Copy of the first assumption of the First Fidelity subordinated indenture. (Incorporated byreference to Exhibit 4(e)(ii) to the
              Registrant's Registration Statement No. 333-70489.)
(4)(c)(iii) --Copy of the second assumption of the First Fidelity subordinated indenture. (Incorporated byreference to Exhibit 4(e)(iii) to the
              Registrant's Registration Statement No. 333-70489.)
(4)(d)(i)   --Copy of the Central Fidelity Subordinated Indenture. (Incorporated by
              reference to Exhibit4.1 to Central Fidelity's Current Report on Form
              8-K dated November 18, 1992.)
(4)(d)(ii)  --Copy  of the First Supplemental Indenture, amending the indenture described in Exhibit(4)(d)(i) hereto.
(4)(d)(iii) --Copy of the Second Supplemental Indenture, amending the indenture described in Exhibits(4)(d)(i) and (4)(d)(ii) hereto.
(4)(d)(iv)  --Specimen of Central Fidelity 8.15% Subordinated Note due 2002.
(4)(e)(i)   --Copy of the Legacy Wachovia Subordinated Indenture dated as of March
              1, 1993. (Incorporatedby reference to Exhibit 4(a) to Wachovia's
              Registration Statement No. 33-59206.)
(4)(e)(ii)  --Copy of the First Supplemental Indenture, amending the indenture described in Exhibit(4)(e)(i) hereto.
(4)(e)(iii) --Specimen of Legacy Wachovia 6 3/8% Subordinated Notes due 2003.
(4)(e)(iv)  --Specimen of Legacy Wachovia 6.80% Subordinated Note due 2005.
(4)(e)(v)   --Specimen of Legacy Wachovia 6 3/8% Subordinated Notes due 2009.
(4)(e)(vi)  --Specimen of Legacy Wachovia 6.605% Subordinated Note due October 1,
              2025.
(4)(f)(i)   --Copy of the Legacy Wachovia Subordinated Indenture dated as of July
              15, 1998.(Incorporated by reference to Exhibit 4(b) to Legacy
              Wachovia's Registration StatementNo. 333-59165.)
(4)(f)(ii)  --Copy of the First Supplemental Indenture, amending the indenture described in Exhibit(4)(f)(i) hereto.

Exhibit
No.                                          Description
---                                          -----------
(4)(f)(iii) --Specimen of Legacy Wachovia 61/4% Subordinated Notes due August 4,
              2008.
(4)(f)(iv)  --Specimen of Legacy Wachovia 5 5/8% Subordinated Notes due December
              15, 2008.
(4)(f)(v)   --Specimen of Legacy Wachovia 6.150% Subordinated Notes due March 15,
              2009.
(4)(g)(i)   --Copy of the Legacy Wachovia Senior Indenture dated as of August 15,
              1996. (Incorporatedby reference to Exhibit 4(a) to Post-Effective
              Amendment No. 1 to Legacy Wachovia'sRegistration Statement No.
              33-06280.)
(4)(g)(ii)  --Copy of the First Supplemental Indenture, amending the indenture described in Exhibit(4)(g)(i) hereto.
(4)(g)(iii) --Specimen of Legacy Wachovia 6.925% Senior Note due October 15, 2003.
(4)(g)(iv)  --Specimen of Legacy Wachovia 6.70% Global Senior Note due June 21,
              2004.
(4)(g)(v)   --Specimen of Legacy Wachovia 7.45% Global Senior Notes due July 15,
              2005.
(4)(g)(vi)  --Specimen of Legacy Wachovia 6.625% Senior Notes due November 15,
              2006.
(5)         --Opinion of Ross E. Jeffries, Esq.
(8)         --Opinion of Sullivan & Cromwell re Tax Matters
(12)        --Statement recomputations of consolidated ratios of earnings to fixed charges.
(23)(a)     --Consent of KPMG LLP.
(23)(b)     --Consent of Ernst & Young LLP.
(23)(c)     --Consent of Ross E. Jeffries, Esq. (Included in Exhibit (5).)
(23)(d)     --Consent of Sullivan & Cromwell (Included in Exhibit (8).)
(24)        --Power of Attorney.
(25)(a)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of
              l939 of the CoreStatesSubordinated Trustees. (Incorporated by
              reference to Exhibit 26(b) to CoreStates'Registration Statement No.
              33-57034 and Exhibit 26(b) to CoreStates' Registration StatementNo.
              33-54049.)
(25)(b)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of the MeridianSubordinated Trustee. (Incorporated by reference to Exhibit 26.1 to Meridian's RegistrationStatement No. 33-58690.)
(25)(c)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of the First FidelitySubordinated Trustee. (Incorporated by
              reference to Exhibit 26.1 to First Fidelity'sRegistration Statement
              No. 33-21480.)
(25)(d)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of the CentralFidelity Subordinated Trustee. (Incorporated by
              reference to Exhibit 26 to Amendment No. 1to Central Fidelity's
              Registration Statement No. 33-53884.)
(25)(e)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of the SubordinatedTrustee under the Legacy Wachovia
              Subordinated Indenture dated as of March 1, 1993.(Incorporated by reference to Exhibit 25 to Legacy Wachovia's Registration
              StatementNo. 33-59206.)
(25)(f)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of the SubordinatedTrustee under the Legacy Wachovia
              Subordinated Indenture dated as of July 15, 1998.(Incorporated by reference to Exhibit 25(b) to Legacy Wachovia's Registration
              StatementNo. 333-59165.)
(25)(g)     --Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of the Senior Trusteeunder the Legacy Wachovia Senior Indenture
              dated as of August 15, 1996. (Incorporated byreference to Exhibit
              25(a) to Legacy Wachovia's Registration Statement No. 333-59165.)